As filed with the Securities and Exchange Commission on March 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLDMAN SACHS PHYSICAL GOLD ETF

SPONSORED BY GOLDMAN SACHS ASSET MANAGEMENT, L.P.

(Exact name of Registrant as specified in its charter)

New York	61-1848163
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Greenwich Street, 8th Floor

New York, NY 10286

(212) 635-6314

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Caroline L. Kraus, Esq.

Goldman Sachs Asset Management, L.P.

200 West Street

New York, NY 10282

212-902-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Clifford R. Cone, Esq.

Jason D. Myers, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Sponsor and the Trust are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 10, 2022

PRELIMINARY PROSPECTUS

GOLDMAN SACHS PHYSICAL GOLD ETF

Goldman Sachs Physical Gold ETF (the “Trust”) issues Goldman Sachs Physical Gold ETF Shares (the “Shares”), which represent units of fractional undivided beneficial interest in the Trust. The Trust’s investment objective is for the Shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. Although the Shares are not the exact equivalent of an investment in gold, they provide investors with an alternative that allows a level of participation in the gold market through the securities market. The Trust is not actively managed. Goldman Sachs Asset Management, L.P. is the Trust’s sponsor (the “Sponsor”). The Bank of New York Mellon is the trustee of the Trust (the “Trustee”). JPMorgan Chase Bank, N.A., London branch serves as the custodian of the Trust’s gold bullion (the “Custodian”) and is responsible for the safekeeping of the gold owned by the Trust.

Physical gold held on behalf of the Trust by the Custodian consists of gold bullion that meets the specifications for “good delivery” gold bars (“London Good Delivery Standards”), including the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars, set forth in the good delivery rules promulgated by the London Bullion Market Association (“LBMA”) from time to time. The Shares are issued by the Trust in blocks of at least 25,000 Shares called “Baskets” in exchange for gold from certain registered broker-dealers or other securities market participants (“Authorized Participants”), which is then allocated as Physical Gold and stored by the Custodian. The Trust issues and redeems Baskets on an ongoing basis at Net Asset Value to Authorized Participants who have entered into a contract with the Sponsor and the Trustee. Except when aggregated in Baskets, the Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

The Shares will be offered to the public from time to time at prices that will reflect, among other things, the price of gold and the trading price of the Shares on the Cboe BZX Exchange at the time of the offer. The Shares trade on the Cboe BZX Exchange under the symbol “AAAU.” Effective February 3, 2022, the listing of the Trust was transferred from NYSE Arca to Cboe BZX Exchange. The market price of the Shares may be different from the Net Asset Value per share. Investors do not have the right to take delivery of the physical gold bullion in exchange for the Shares such investors own.

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus (this “Prospectus”), or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trust is an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”).

The Shares are neither interests in nor obligations of the Sponsor or the Trustee. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended, and is not required to register under such act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and neither the Sponsor nor the Trustee is subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor under the Commodity Exchange Act in connection with the Shares. See “Risk Factors—Investors will not have the protections normally associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.”

As of March 9, 2022, there were 37,750,000 Shares outstanding.

The date of this Prospectus is                      , 2022.

This Prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and within the Private Securities Litigation Reform Act of 1995, as amended, which relate to future events or future performance. In some cases, you can identify such forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that may occur in the future, including such matters as changes in commodity prices and market conditions (for gold and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions based upon certain assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Actual events or results may differ materially. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Neither the Trust nor the Sponsor undertakes any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events except as required by applicable securities laws.

Additional significant uncertainties and other factors affecting forward-looking statements are presented in Risk Factors beginning on page 12.

PROSPECTUS SUMMARY

The following is a summary of this Prospectus, and while it contains material information about the Trust and the Shares it issues, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and that may be important to you. You should read this entire Prospectus, including “Risk Factors” beginning on page 12, and the material incorporated by reference herein before making an investment decision about the Shares. Capitalized terms not defined in this section have the meaning set forth in the Glossary beginning on page 68 of this Prospectus.

Overview of the Trust Structure, the Sponsor, the Trustee, and the Custodian

The Trust was formed on July 26, 2018. The Trust’s investment objective is for the Shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. Although the Shares are not the exact equivalent of an investment in gold, they provide investors with an alternative that allows a level of participation in the gold market through the securities market. Each Share represents a fractional undivided beneficial interest in the Trust’s net assets. The Trust’s assets consist principally of gold held by the Custodian for safekeeping on the Trust’s behalf. Physical gold held on behalf of the Trust by the Custodian consists of gold bullion that meets the London Good Delivery Standards.

The Sponsor of the Trust is Goldman Sachs Asset Management, L.P., a Delaware limited partnership. Goldman Sachs Asset Management, L.P. is an indirect, wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“GS Group Inc.”) and an affiliate of Goldman Sachs & Co. LLC. Founded in 1869, Group, Inc. is a publicly-held financial holding company and a leading global investment banking, securities and investment management firm. The Shares are neither interests in nor obligations of, and are not guaranteed by, the Sponsor, its directors, officers, or member(s), or any of their affiliates.

The Trust is governed by the provisions of the First Amended and Restated Depositary Trust Agreement (as amended from time to time, the “Trust Agreement”) executed as of December 11, 2020 by the Sponsor and the Trustee.

The Shares, known as Goldman Sachs Physical Gold ETF Shares, provide investors with the opportunity to access the gold market through a traditional brokerage account. The Shares are issued by the Trust only in blocks of at least 25,000 Shares called “Baskets” in exchange for gold from Authorized Participants, which is then allocated to the Trust and stored by the Custodian. The Trust may redeem Baskets in exchange for the amount of gold corresponding to the Basket’s redemption value. The Trust issues and redeems Baskets on an ongoing basis at Net Asset Value to Authorized Participants who have entered into a contract with the Sponsor and the Trustee. Except when aggregated in Baskets, the Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants. The value of gold will be reported on the Trust’s website daily. Individual Shares will not be redeemed by the Trust but are listed and trade on the Cboe BZX Exchange under the symbol “AAAU.” Effective February 3, 2022, the listing of the Trust was transferred from NYSE Arca to Cboe BZX Exchange.

The material terms of the Trust are discussed in greater detail under “Description of the Trust.” The Trust is not registered as an investment company under the 1940 Act, and is not required to register under such act. The Trust does not and will not hold or trade in commodity futures contracts regulated under the Commodity Exchange Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act and neither the Sponsor nor the Trustee is subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor under the Commodity Exchange Act in connection with the Shares.

The Sponsor generally oversees the performance of the Trustee and the Trust’s principal service providers, but does not exercise day-to-day oversight of the Trustee or such service providers. The Sponsor may, in its sole discretion, remove the Trustee and appoint a successor trustee under certain circumstances. In addition, the Sponsor: (1) will develop a marketing plan for the Trust on an ongoing basis; (2) will prepare marketing materials regarding the Shares; (3) will maintain the Trust’s website; and (4) may engage a specialist bullion assaying firm to provide inspections of the gold bullion held on behalf of the Trust.

The Trust’s only ordinary recurring expense is the remuneration due to the Sponsor of 0.18% of the Net Asset Value of the Trust. In exchange for the Sponsor Fee, the Sponsor has agreed to assume and be responsible for the payment of the following expenses, up to the Fee Cap: fees for the Trustee’s ordinary services and reimbursement of its ordinary out-of-pocket expenses; the Custodian’s fees and expenses reimbursable to the Custodian pursuant to the Custody Agreement; the marketing expenses of the Trust; the listing fees of the Trust on the Exchange; registration fees associated with the Trust charged by the SEC; printing and mailing costs; expenses for the maintenance of any website of the Trust; audit fees and expenses; routine legal fees and expenses associated with the ordinary course of the Trust’s operations; and the expense of the first two examinations of the Custodian’s records relating to the Unallocated Account and the first two audits of the Physical Gold held in the Allocated Account during any fiscal year (with the expense of any further examination or audits during such fiscal year to be an expense of the Trust).

The Sponsor shall not be responsible for any other expenses, including litigation expenses associated with the Trust, taxes and other governmental charges (except and solely to the extent as may otherwise be agreed to in writing between the Sponsor and the Custodian), the Trustee’s expenses not reimbursed by the Sponsor pursuant to the Trust Agreement, indemnification of the Trustee or the Sponsor pursuant to the Trust Agreement, any expenses that are in excess of the Fee Cap, extraordinary expenses incurred on behalf of the Trust, and otherwise as set forth in the Trust Agreement. Extraordinary expenses shall include any fixing fees charged in connection with sales of gold required by applicable law or regulation or required upon termination of the Trust. See “The Sponsor.”

The Bank of New York Mellon serves as the Trustee, which is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trustee’s principal responsibilities include: (1) valuing the Trust’s gold and calculating the Net Asset Value per Share of the Trust; (2) supplying inventory information received from the Custodian to the Sponsor for the Trust’s website; (3) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; (4) coordinating the processing of orders from Authorized Participants with the Custodian and DTC, including coordinating with the Custodian the receipt of gold transferred to the Trust in connection with each issuance of Baskets; (5) effecting the sale of gold to pay the Sponsor Fee in cash; (6) effecting the sale of gold to reimburse the Sponsor for cash payments owed by the Trust, but undertaken by the Sponsor; (7) effecting the sale of gold pursuant to the Sponsor’s direction or otherwise as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor; (8) holding the Trust’s cash and other financial assets, if any; (9) when appropriate, making distributions of cash or other property (other than gold) to investors; and (10) receiving and reviewing reports on the custody of and transactions in the Trust’s gold from the Custodian and taking such other actions in connection with the custody of gold as the Sponsor instructs.

As Custodian of the Trust’s gold bullion, JPMorgan Chase Bank, N.A., London branch is responsible for the safekeeping of the Trust’s gold and supplying inventory information to the Trustee and the Sponsor. The Custodian is also responsible for facilitating the transfer of gold in and out of the Trust. The Custodian must allocate, or cause to be allocated, all Gold credited to the Unallocated Account to the Allocated Account such that no amount of gold held on an Unallocated Basis remains standing for the benefit of the Trust in the Unallocated Account at the Custodian’s close of business on each Business Day. The Custodian will use reasonable commercial efforts to minimize the amount of gold held for the Trust in the Unallocated Account at all times during each of the Custodian’s Business Day. In order to ensure that all gold deposited into the Trust is fully allocated into Physical Gold, the Trust may from time to time borrow no more than 430 Fine Ounces from the Custodian pursuant to the terms of the Custody Agreement. The Custodian shall safely store Physical Gold at its vault premises or at the vaults of a Sub-Custodian (such vaults to be within the United Kingdom unless agreed otherwise) and use, or procure any Sub-Custodian to use, commercially reasonable efforts promptly to transport any Physical Gold held for the Trustee to its London vault premises at the Custodian’s cost and risk, or substitute the Physical Gold in accordance with the Custody Agreement with Physical Gold at its London vault premise. The Trust’s gold holdings are subject to periodic audits and, under the Custody Agreement, the Custodian has agreed to allow the Sponsor, Trustee and their identified representatives, independent public accountants and bullion auditors access to its premises during normal business hours to examine the gold held for the Trust and such records in accordance with the terms of the Custody Agreement. Detailed descriptions of certain specific rights and duties of the Trustee and the Custodian are set forth in “Description of the Trust,” “The Trustee” and “The Custodian.”

As of 4:01 p.m., Eastern Standard Time, on December 11, 2020 (the “Closing”), Gold Corporation, as the prior custodial sponsor (the “Prior Custodial Sponsor”) of the Trust, and Exchange Traded Concepts, LLC, as the prior administrative sponsor of the Trust (the “Prior Administrative Sponsor,” and together with the Prior Custodial Sponsor, the “Prior Sponsors”) transferred the roles of the Prior Sponsors to the Sponsor. As of the Closing, Gold Corporation also resigned as the custodian of the Trust’s gold bullion (the “Prior Custodian”) and the Custodian was appointed, at which point the Treasurer of Western Australia, in the name and on behalf of the Crown in right of the State of Western Australia, ceased its guarantee of the payment of the cash equivalent of gold due, payable and deliverable on behalf of the Trust.

As of the Closing, the name of the Trust was changed from “Perth Mint Physical Gold ETF” to “Goldman Sachs Physical Gold ETF.”

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. Although the Shares are not the exact equivalent of an investment in gold, they provide investors with an alternative that allows a level of participation in the gold market through the securities market. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to compensate investors for losses caused by, changes in the price of gold.

The Trust holds Physical Gold without numismatic value. The Trust receives gold deposited by Authorized Participants in exchange for the creation of Baskets and delivers gold to Authorized Participants in exchange for Baskets surrendered to it for redemption. Investors who are not Authorized Participants may contact their broker-dealer to purchase and sell the Shares.

The Shares are intended to constitute a cost-efficient mechanism for investors to make an investment similar to an investment in gold. The Shares are designed to remove the obstacles created by the expense and complications involved in an investment in physical gold bullion, while at the same time having an intrinsic value that reflects, at any given time, the price of the assets owned by the Trust at such time less the Trust’s expenses and liabilities. Although the Shares are not the exact equivalent of an investment in gold, they provide investors with an alternative that allows a level of participation in the gold market through the securities market. The Shares are:

•	Listed and traded on the Cboe BZX Exchange under the symbol “AAAU.”

•	Easily accessible to investors through traditional brokerage accounts.

•

Backed by allocated gold held by the Custodian. (The Shares differ from other financial products that gain exposure to gold because other financial products may use derivatives to gain exposure to the price of gold but may not have physical gold and therefore involve counter-party exposures that do not exist when holding physical gold).

•	Relatively cost efficient because the expenses involved in an investment in Physical Gold held by the Trust are dispersed among all investors in the Shares.

•	It is expected that the Trust will not hold any (or minimal) cash but instead only (or mostly) gold, thereby seeking to minimize any resulting gold price tracking error.

Structure of the Trust

The following chart shows the relationship of the Trust and other parties:

The Custodian: responsible for the safekeeping of gold held on behalf of the Trust, supplying inventory information to the Trustee and Sponsor and facilitating the transfer of gold into and out of the Trust.

The Trustee: receives and processes orders from Authorized Participants for the creation and redemption of Baskets to and from the Trust respectively. Holds the Trust’s cash, if any, and assets other than gold.

The Sponsor: responsible for assisting with the administration of the Trust in concert with the Trustee.

Summary Risk Factors

An investment in the Trust involves risks and uncertainties described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks include:

•	fluctuations in the price of gold could materially adversely affect an investment in the Shares, which creates the potential for losses, regardless of the period of time the Shares are held;

•	substantial sales of gold by central banks, governmental agencies and multi-lateral institutions could adversely affect an investment in the Shares;

•	the fact that the Trust does not actively trade gold to take advantage of short-term market fluctuations in the price of gold;

•	the fact that each sale of gold by the Trust will be a taxable event for investors; and

•

the fact that if a U.S. Investor who or that is an individual, estate or trust sells or exchanges Shares held for more than a year in a taxable exchange, any gain recognized on the sale or exchange generally will be subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains such U.S. Investor recognizes.

Principal Offices

The offices of the Trust and the Trustee are located at 240 Greenwich Street, New York, NY 10286. The Sponsor’s office is located at 200 West Street, New York, NY 10282 and its phone number is 212-902-1000.

Emerging Growth Company Status

The Trust is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations that are not otherwise applicable to the Trust. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Trust is choosing to “opt out” of such extended transition period, and as a result, will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets consist of gold deposits. Such deposits are held by the Custodian on behalf of the Trust until (1) delivered to Authorized Participants in connection with redemptions of Baskets, (2) sold to pay the Sponsor Fee, or (3) sold to pay the Trust expenses and liabilities not assumed by the Sponsor. See “Description of the Trust—Trust Expenses.”

Cboe BZX Exchange Symbol	“AAAU”

CUSIP	38150K103

Creation and Redemption by Authorized Participants	The Trust receives gold deposited with the Custodian only by Authorized Participants in exchange for the creation of “Baskets,” each equal to at least 25,000 Shares. Conversely, the Trust delivers gold in exchange for Baskets surrendered to it for redemption by Authorized Participants as described below. The Trust issues and redeems Baskets on a continuous basis only to Authorized Participants. Baskets are only issued or redeemed in exchange for the amount of gold determined by the Trustee on each day that the Exchange is open for regular trading based on the combined Net Asset Value of the Shares included in the Baskets being created or redeemed. No Shares are issued unless and until the Custodian has informed the Trustee that it has credited to the Trust the corresponding amount of gold. The Custodian must allocate, or cause to be allocated, all gold credited to the Unallocated Account to the Allocated Account such that no amount of gold held on an Unallocated Basis remains standing for the benefit of the Trust in the Unallocated Account at the Custodian’s close of business on each Business Day. The Custodian will use reasonable commercial efforts to minimize the amount of gold held for the Trust in the Unallocated Account at all times during each of the Custodian’s Business Day. In order to ensure that all gold deposited into the Trust is fully allocated into Physical Gold, the Trust may from time to time borrow no more than 430 Fine Ounces from the Custodian pursuant to the terms of the Custody Agreement.

Fees are assessed in connection with the creation and redemption of Baskets by Authorized Participants. See “Creation and Redemption of Shares by Authorized Participants.”

Net Asset Value

The Trustee determines the Net Asset Value of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. New York City time. The Net Asset Value of the Trust is the aggregate value of gold and other assets, if any, of the Trust (other than any amounts credited to the Trust’s reserve account, if any) including cash, if any, less liabilities of the Trust, which include estimated accrued but unpaid fees, expenses and other liabilities. In determining the Trust’s Net Asset Value, the Trustee values the gold held by the Trust based on the LBMA Gold Price PM, or the LBMA Gold Price AM, if such day’s LBMA Gold Price PM is not available. If no LBMA Gold Price PM or LBMA Gold Price AM is available for the day, the Trustee values the Trust’s gold based on the most recently announced LBMA Gold Price PM or LBMA Gold Price AM. If the Sponsor determines that such price is inappropriate to use, it must identify an alternate basis for evaluation to be employed by the Trustee. The Sponsor may instruct the Trustee to use a different price which is reasonably available to the Trustee at no cost to the Trustee that the Sponsor determines to represent fairly the commercial value of the Trust’s gold. See “Description of the Trust—Valuation of Gold and Computation of Net Asset Value.”

Trust Expenses	The Trust’s only ordinary recurring expense is the remuneration due to the Sponsor of 0.18% of the Net Asset Value of the Trust. In exchange for the Sponsor Fee, the Sponsor has agreed to assume and be responsible for the payment of the following expenses, up to the Fee Cap: fees for the Trustee’s ordinary services and reimbursement of its ordinary out-of-pocket expenses; the Custodian’s fees and expenses reimbursable to the Custodian pursuant to the Custody Agreement; the marketing expenses of the Trust; the listing fees of the Trust on the Exchange; registration fees associated with the Trust charged by the SEC; printing and mailing costs; expenses for the maintenance of any website of the Trust; audit fees and expenses; routine legal fees and expenses associated with the ordinary course of the Trust’s operations; and the expense of the first two examinations of the Custodian’s records relating to the Unallocated Account and the first two audits of the Physical Gold held in the Allocated Account during any fiscal year (with the expense of any further examination or audits during such fiscal year to be an expense of the Trust).

The Sponsor shall not be responsible for any other expenses, including litigation expenses associated with the Trust, taxes and other governmental charges (except and solely to the extent as may otherwise be agreed to in writing between the Sponsor and the Custodian), the Trustee’s expenses not reimbursed by the Sponsor pursuant to the Trust Agreement, indemnification of the Trustee or the Sponsor pursuant to the Trust Agreement, any expenses that are in excess of the Fee Cap, extraordinary expenses incurred on behalf of the Trust, and otherwise as set forth in the Trust Agreement. Extraordinary expenses shall include any fixing fees charged in connection with sales of gold required by applicable law or regulation or required upon termination of the Trust. See “The Sponsor.”

The Sponsor Fee accrues daily based on the prior Business Day’s Net Asset Value and is payable in cash from the Trust Property or the sale of gold in accordance with the Trust Agreement. The fee is paid on the second business day of each month or as soon as reasonably practicable thereafter in respect of the prior month (or on the date of termination of the Trust Agreement, in respect of the period commencing on the first day of the period beginning after the last period in respect of which the Sponsor Fee was paid and ending on such termination date. The Sponsor may earn a profit on its fees. The Sponsor may rebate a portion of the Sponsor Fee to investors who purchase newly-issued Shares directly from an Authorized Participant, pursuant to a Sponsor Fee Rebate Agreement. See “Description of the Trust—Trust Expenses.”

Tax Considerations	An investor will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Trust’s assets and directly receives that share of any Trust income and incurs that share of the Trust’s expenses. Consequently, the sale of gold by the Trust, including the sale of gold to generate cash to pay its fees and expenses, will be a taxable event for investors. See “Federal Income Tax Consequences—Taxation of U.S. Investors” and “ERISA and Related Considerations.”

Suspension of Issuance, Transfers, and Redemptions	The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date or reject a particular redemption order (1) for any period during which the Cboe BZX Exchange is closed other than customary weekend or holiday closings, or trading on the Cboe BZX Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of gold is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for protection of registered owners of the Shares. See “Creation and Redemption of Shares by Authorized Participants—Creation Procedures—Authorized Participants—Rejection of Purchase Orders” and “Creation and Redemption of Shares by Authorized Participants—Redemption Procedures—Authorized Participants—Suspension or Rejection of Redemption Orders.”

Termination Events	The Trustee will terminate and liquidate the Trust if any of the following events occur:

•	the Trustee is notified that the Shares are delisted from Cboe BZX Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•	investors acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

•

60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Trustee was removed and a successor trustee has not been appointed and accepted its appointment;

•

any sole Custodian then acting resigns or is removed and no successor custodian has been employed within 90 days (or, if applicable, within such shorter period that equals the period the Custodian is required to continue as custodian after such resignation or removal under a Custody Agreement) of such resignation or removal;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Trustee has actual knowledge of that determination;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Trustee has actual knowledge of that determination;

•

the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” for federal tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, the termination of the Trust is advisable;

•	the Trustee receives notice from the Sponsor of its decision to terminate the Trust;

•

60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity; or

•

if the law governing the Trust limits the maximum period during which the Trust may continue, upon the expiration of 21 years after the death of the last survivor of all of the descendants of Elizabeth II, Queen of England, living on July 26, 2018.

If the Sponsor fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties required to be undertaken or performed by it, and such failure or incapacity is not cured within 30 days following receipt of notice from the Trustee of such failure or incapacity, or if the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or if a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Sponsor shall be deemed conclusively to have resigned, in which case the Trustee may (i) appoint a successor Sponsor to assume the duties and obligations of the Sponsor or (ii) terminate and liquidate the Trust.

For 60 days following the termination of the Trust, the Trust will continue to redeem Baskets tendered by Authorized Participants. Thereafter, the Trustee will sell gold and, after paying or making provision for the Trust’s liabilities, distribute the proceeds to investors surrendering the Shares. See “Description of the Trust—Termination of the Trust.”

Authorized Participants	Only Authorized Participants may place orders to create and redeem Baskets. Each Authorized Participant must: (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration, would be required to register as a broker-dealer to engage in securities transactions; (2) be a DTC Participant; (3) have in effect a valid Authorized Participant Agreement with the Trustee and the Sponsor; and (4) have established an AP Account. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets. The Authorized Participant Agreement also includes procedures for the delivery of gold to the Trust in connection with creations and the delivery of gold to Authorized Participants in connection with redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor. Authorized Participants, including an affiliate of the Sponsor, may receive commissions/fees from investors who purchase the Shares.

Clearance and settlement	The Shares are issued in book-entry form only. The Shares will be evidenced by one or more global certificates that the Trustee will issue to DTC. Transactions in the Shares clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

RISK FACTORS

Before making an investment decision, you should consider carefully the risks described below, as well as the other information included in this Prospectus.

Risks Related to Gold

The international gold market has experienced historically high trading prices in recent years. Because there can be no assurance that this historically high trading price of gold will be sustained, there could be significant decreases in the value of net assets and the Net Asset Value of the Trust.

Prices in the international gold market have reached historically high levels in recent years. The price of Physical Gold going forward and, in turn, the future value of net assets of the Trust, may be dependent upon factors that include global gold supply and demand, investors’ inflation expectations, exchange rate volatility and interest rate volatility. An adverse development with regard to one or more of these, or other factors, may lead to a decrease in gold bullion currency trading prices. In addition, the possibility of large-scale distress sales of gold in times of financial crisis may negatively impact the price of gold. A decline in prices of gold would decrease the value of net assets and the Net Asset Value of the Trust.

Substantial sales of gold by central banks, governmental agencies and multi-lateral institutions could adversely affect an investment in the Shares.

Central banks, other governmental agencies and multi-lateral institutions buy, sell and hold gold as part of their reserve assets. This market sector holds a significant amount of gold, some of which is static, meaning that it is held in vaults and is not bought, sold, leased or swapped or otherwise available in the open market. In the event that future economic, political or social conditions or pressures require members of this sector to liquidate their gold assets all at once or in an uncoordinated manner, the demand for gold may not be sufficient to accommodate the sudden increase in the supply of gold to the market. Consequently, the price of gold may decline, which may adversely affect an investment in the Shares.

Because the Trust invests only in gold, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

The Trust invests only in gold. As a result, the Trust’s holdings are not diversified. Accordingly, the Trust’s Net Asset Value may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time. The price of gold can be volatile because gold is comparatively less liquid than other commodities. Fluctuations in the price of gold are expected to have a direct impact on the value of the Shares.

An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in the Shares should be considered only by persons financially able to maintain their investment and who can bear the risk of loss associated with an investment in the Trust. Investors should review closely the objectives and strategy and redemption provisions of the Trust, as discussed herein, and familiarize themselves with the risks associated with an investment in the Trust.

If concerns about the integrity or reliability of the LBMA Gold Price PM or LBMA Gold Price AM arise, even if eventually shown to be without merit, such concerns could adversely affect investor interest in gold and therefore adversely affect the price of gold and the value of an investment in the Shares.

Because the Net Asset Value of the Trust is determined using the LBMA Gold Price PM or LBMA Gold Price AM, discrepancies in, or manipulation of the calculation of, the LBMA Gold Price could have an adverse impact on the value of an investment in the Shares. Furthermore, any concern about the integrity or reliability of the pricing mechanism could disrupt trading in gold and products using the LBMA Gold Price PM or LBMA

Gold Price AM, such as the Shares. In addition, these concerns could potentially lead to changes in the manner in which the LBMA Gold Price PM or LBMA Gold Price AM is calculated and/or the discontinuance of the LBMA Gold Price PM or LBMA Gold Price AM altogether. Each of these factors could lead to less liquidity or greater price volatility for gold and products using the LBMA Gold Price, such as the Shares, or otherwise could have an adverse impact on the trading price of the Shares.

As of the date of this Prospectus, the Sponsor has no reason to believe that the LBMA Gold Price PM or LBMA Gold Price AM will not fairly represent the price of the gold held by the Trust. Should this situation change, the Sponsor expects to use the powers granted by the Trust’s governing documents to identify an alternate basis for evaluation of the value of the Trust’s gold and may instruct the Trustee to use a different price which is more reasonably available to the Trustee at no cost to the Trustee that the Sponsor determines to fairly represent the commercial value of the Trust’s gold. There is no assurance that such alternative price will be identified, or that the process of changing from the LBMA Gold Price PM or LBMA Gold Price AM to a new benchmark price will not adversely affect the price of the Shares.

The price of gold may be affected by the sale of other investment vehicles, such as exchange traded vehicles (“ETVs”) tracking gold markets, which could negatively affect gold prices and the price and Net Asset Value of the Shares.

To the extent existing ETVs tracking gold markets represent a significant proportion of the demand for gold, large redemptions of the securities of these ETVs could negatively affect gold prices and the price and Net Asset Value of the Shares.

Several factors may have the effect of causing a decline in the prices of gold and a corresponding decline in the price of the Shares, including:

•

A significant increase in gold hedging activity by gold producers. Should there be an increase in the level of hedge activity of gold producing companies, it could cause a decline in world gold prices, adversely affecting the price of the Shares.

•

A significant change in the attitude of speculators and investors towards gold. Should the speculative community take a negative view towards gold, it could cause a decline in world gold prices, negatively impacting the price of the Shares.

•	A widening of interest rate differentials between the cost of money and the cost of gold could negatively affect the price of gold which, in turn, could negatively affect the price of the Shares.

•

A combination of rising money interest rates and a continuation of the current low cost of borrowing gold could improve the economics of selling gold forward. This could result in an increase in hedging by gold mining companies and short selling by speculative interests, which would negatively affect the price of gold. Under such circumstances, the price of the Shares would be similarly affected.

Risks Related to the Shares

The value of the Shares fluctuates based upon the price of the gold held by the Trust. Fluctuations in the price of gold could materially adversely affect an investment in the Shares, which creates the potential for losses, regardless of the period of time the Shares are held.

The Shares are intended to track the performance of the price of gold. The value of the Shares relates directly to the value of the gold owned by the Trust. Therefore, the value of the Shares will fluctuate with the price of gold. The Trust does not actively manage the gold it holds and does not use any hedging techniques to attempt to reduce the risk of losses resulting from price decreases. The price of gold has fluctuated widely over the past several years. This exposes an investment in Shares to potential losses. Several factors may affect the price of gold and, as a result, the value of the Shares, including the following:

•

global supply and demand, which is influenced by factors including: (1) forward selling by gold producers; (2) purchases made by gold producers to unwind gold hedge positions; (3) central bank purchases and sales; (4) production and cost levels in major gold-producing countries; and (5) new production projects;

•	investors’ expectations regarding future inflation rates;

•	currency exchange rate volatility;

•	interest rate volatility; and

•	unexpected political, economic, global or regional incidents.

Investors should be advised that there is no assurance that gold will maintain its long-term value in terms of U.S. dollar value in the future. In the event that the price of gold declines, the value of an investment in the Shares is expected to decline proportionately.

The Shares may trade at Net Asset Value or at a price that is above or below Net Asset Value. Any discount or premium in the trading price relative to the Net Asset Value per Share may widen as a result of the different trading hours of the Cboe BZX Exchange and other exchanges.

The Shares may trade at, above or below the Net Asset Value per Share. The Net Asset Value per Share will fluctuate with changes in the market value of the gold owned by the Trust. The trading price of the Shares will fluctuate with changes in the Net Asset Value per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the Net Asset Value per Share may be influenced by non-concurrent trading hours between the Cboe BZX Exchange and major gold markets. While the Shares will trade on the Cboe BZX Exchange until 4:00 p.m. New York City time, liquidity in the market for gold may be reduced after the close of the major world gold markets, including London. As a result, during this time, trading spreads and the resulting discount or premium on the Shares may widen.

The lack of an active trading market for the Shares could result in losses on your investment at the time of disposition of your Shares.

Prior to the listing of the Shares on the NYSE Arca, there had been no market for the Shares. Although the Shares are listed for trading on the Cboe BZX Exchange, following the transfer of the listing of the Trust from the NYSE Arca to the Cboe BZX Exchange effective February 3, 2022, there can be no assurance that an active trading market for the Shares will be maintained. If an active public market for the Shares does not continue, the market prices and liquidity of the Shares may be adversely affected. If you need to sell your Shares at a time when no active market for them exists, the absence of an active market will most likely adversely affect the price you receive for your Shares (assuming you are able to sell them).

The amount of gold represented by each Share will decrease when the Trustee sells the Trust’s gold to pay Trust expenses. Without increases in the price of gold sufficient to compensate for that decrease, the price of the Shares will also decline and you will lose money on your investment in the Shares.

Although the Sponsor has agreed to assume organizational, ordinary administrative and marketing expenses incurred by the Trust, not all Trust expenses will be assumed by the Sponsor, including any expenses in excess of the Fee Cap. For example, most taxes and other governmental charges that may be imposed on the Trust’s property will not be paid by the Sponsor (except and solely to the extent as may otherwise be agreed to in writing between the Sponsor and the Custodian).

The Sponsor Fee and reimbursement of expenses not assumed by the Sponsor are payable in cash from the Trust Property or the sale of gold in accordance with the Trust Agreement. Additionally, the Trust may be subject to certain other liabilities (for example, as a result of litigation) that have not been assumed by the Sponsor. The Trust will sell gold to pay those expenses.

To the extent the Trust sells gold to cover expenses or liabilities, the amount of gold represented by each Share will decrease. New deposits of gold, received in exchange for new Shares issued by the Trust, would not reverse this trend. A decrease in the amount of gold represented by each Share results in a decrease in the price of a Share even if the price of gold has not changed. To retain the Share’s original price, the price of gold would have to increase. Without that increase, the lesser amount of gold represented by the Share will have a correspondingly lower price. If these increases do not occur, or are not sufficient to counter the lesser amount of gold represented by each Share, you will sustain losses on your investment in the Shares. For example, assuming the Trust has not incurred fees or expenses in excess of the amount the Sponsor has agreed to bear and the Shares trade at the same price as the Trust’s Net Asset Value, the price of the gold represented by your Shares would need to increase by the amount of the Sponsor Fee between the date of your purchase and one year later so that your Shares would have the same value on both dates, not including any transaction costs you may incur to purchase your Shares. The Sponsor Fee is currently 0.18% of the Net Asset Value of the Trust. As such, the value of the gold represented by a Share would need to increase by at least 0.18% at the end of the first year to equal the share’s initial selling price.

There may be situations where the Trust suspends redemptions of Baskets by Authorized Participants, which could affect the price of the Shares. To the extent the value of gold declines, these delays may result in a decrease in the value of the gold received upon redemption by an Authorized Participant, as well as a reduction in liquidity for all investors in the secondary market.

Although the Shares are redeemable by Authorized Participants in exchange for the underlying amount of gold, redemptions by Authorized Participants may be suspended during any period while regular trading on the Exchange is suspended or restricted, in which an emergency exists that makes it reasonably impracticable to deliver, dispose of, or evaluate gold, or for such other period as the Sponsor determines to be necessary for protection of registered owners of the Shares. If any of these events occurs at the time of a redemption by an Authorized Participant, and the price of gold decreases before the redemption occurs, an Authorized Participant will sustain a loss with respect to the amount that it would have been able to obtain in exchange for the gold received from the Trust upon the redemption of the Shares, had the redemption taken place when it was originally intended to occur. As a consequence, Authorized Participants may reduce their trading in the Shares during periods of suspension, decreasing the number of potential buyers of Shares in the secondary market and the price an investor may receive upon sale.

The withdrawal of an Authorized Participant and substantial redemptions by Authorized Participants could affect the liquidity of the Shares. The liquidity of the Shares also may be affected by substantial redemptions by Authorized Participants related to or independent of the withdrawal from participation of Authorized Participants.

In the event that there are substantial redemptions of Shares or one or more Authorized Participants with a substantial interest in the Shares withdraws from participation, the liquidity of the Shares will likely decrease which could adversely affect the market price of the Shares and result in an investor incurring a loss on an investment in the Shares.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions intended to keep the price of the Shares closely linked to the price of gold may not exist and, as a result, the price of the Shares may fall.

If the processes of creation and redemption of the Shares by Authorized Participants (which depend on timely transfers of gold to and by the Custodian) encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying gold may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of gold and may fall.

In issuing Baskets, the Trustee will rely on certain information received from the Custodian that is subject to confirmation after the Trustee has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for an amount of gold that is more or less than the amount of gold required to be deposited with the Trust.

The Custodian’s definitive records are prepared after the close of its business day. However, when issuing Baskets, the Trustee will rely on information reporting the amount of gold credited to the Trust’s accounts that it receives from the Custodian during the business day and that is subject to correction during the preparation of the Custodian’s definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the amount of gold actually received by the Trust may be more or less than the amount required to be deposited for the issuance of Baskets.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee or the Custodian as contemplated in the Trust Agreement and the Custody Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith, willful misconduct or willful malfeasance on its part or reckless disregard of its obligations under the Trust Agreement. Similarly, the Custody Agreement provides for indemnification of the Custodian by the Trust under certain circumstances. That means that it may be necessary to sell assets of the Trust to cover losses or liability suffered by the Sponsor, the Trustee or the Custodian. Any sale of that kind would reduce the Net Asset Value of the Trust and the value of the Shares.

Investors do not have the rights normally associated with ownership of shares of other types of investment vehicles. For example, investors have extremely limited voting rights in comparison to those of shareholders in traditional operating companies.

The Trust is a passive investment vehicle with no management and no board of directors. Thus, the Shares are not entitled to the same rights as shares issued by a corporation operating a business enterprise with management and a board of directors. By acquiring the Shares, you are not acquiring the right to elect directors, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares, such as the right to bring “oppression” or “derivative” actions. Moreover, the Trustee and Sponsor may impose or increase any fees or charges applicable to the Shares without a vote of the investors, subject to the provision of any required notice under the Trust Agreement. You will only have the extremely limited rights described under “Description of the Shares.”

By the acceptance of a Share of the Trust, each investor consents to New York jurisdiction and waives any claim that a New York court is an inconvenient venue or is otherwise inappropriate.

Each investor, by the acceptance of a Share of the Trust, consents to the non-exclusive jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. By consenting to New York jurisdiction, an investor waives any claim that a New York court is an inconvenient venue or is otherwise inappropriate. As such, an investor could be required to litigate a matter relating to the Trust in a New York court, even if that court may otherwise be inconvenient for the investor.

Investors will not have the protections normally associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the Commodity Exchange Act.

The Trust is not registered as an investment company under the 1940 Act and is not required to register thereunder. Consequently, investors do not have the regulatory protections provided to investors in investment companies including oversight by an independent board of directors, bans on self-dealing, and the requirement that fund assets be held separately from the assets of a fund’s adviser, among others. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act, as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and neither the Sponsor nor the Trustee are subject to regulation by the CFTC as commodity pool operators, or commodity trading advisors, in connection with the Shares. Therefore, investors will not have the regulatory protections provided to investors in instruments or commodity pools regulated by the Commodity Exchange Act.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to investors.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to investors, such as when gold prices are lower than the gold prices at the time when investors purchased their Shares. In such a case, the Trust’s gold may be sold as part of the Trust’s liquidation and the resulting proceeds distributed to investors will be less than if gold prices were higher at the time of the sale.

Risks Related to the Trust and Its Operations

The effects of a global public health crisis, including the ongoing novel coronavirus pandemic (“COVID-19”), could adversely affect the Sponsor and its service providers, as well as the value of the Shares and the price of gold.

Pandemics and other global public health crises may cause a curtailment of business activities that may potentially affect the ability of the Sponsor and its service providers to operate. The COVID-19 pandemic or a similar public health threat could adversely affect the Trust by causing operating delays and disruptions, market disruption and shutdowns (including as a result of government regulation and prevention measures). For instance, the suspension of operations of mines, refineries and vaults that extract, produce or store gold, restrictions on travel that delay or prevent the transportation of gold, and an increase in demand for gold may disrupt supply chains for gold, which could cause secondary market spreads to widen and compromise our ability to settle transactions on time. Any inability of the Trust to issue or redeem the Shares or the Custodian or any Sub-Custodian to receive or deliver gold as a result of the COVID-19 pandemic or a similar public health crisis will negatively affect the Trust’s operations. In addition, market disruptions and other volatility related to global public health crises can significantly affect the price of gold and, consequently, the value of the Shares.

Although more normalized activities have resumed, the duration of the COVID-19 pandemic and its effects cannot be determined with certainty. Continuation or worsening of the COVID-19 pandemic could result in an increase of the costs of the Trust, affect liquidity in the market for gold as well as the correlation between the price of the Shares and the Net Asset Value of the Trust, any of which could adversely affect the value of the Shares. The COVID-19 pandemic may create widespread business continuity issues for the Trust’s service providers and heightened cybersecurity, information security and operational risks as a result of, among other things, remote work arrangements. Governmental and quasi-governmental authorities and regulators throughout the world have responded with a variety of fiscal and monetary policy changes, including, but not limited to, direct capital infusions into companies, new monetary programs and lower interest rates. An unexpected or quick reversal of these policies, or the ineffectiveness of these policies, is likely to increase volatility in the market for gold, which could adversely affect the price of the Shares.

Further, the COVID-19 pandemic could interfere with or prevent the operation of the electronic auction hosted by ICE Benchmark Administration (“IBA”) to determine the LBMA Gold Price PM or the LBMA Gold Price AM, which the Trustee uses to value the gold held by the Trust and calculate the Net Asset Value of the Trust. The COVID-19 pandemic could also cause the closure of futures exchanges, which could eliminate the ability of Authorized Participants to hedge purchases of Baskets, increasing trading costs of the Shares and resulting in a sustained premium or discount in the Shares. Although such outcomes have not materialized as of the date of this prospectus, each of these outcomes would negatively impact the Trust.

Future governmental decisions may have significant impact on the price of gold, which may result in a significant decrease or increase in the value of the net assets and the Net Asset Value of the Trust.

Generally, gold prices reflect the supply and demand of available gold. Governmental decisions, such as the executive order issued by the President of the United States in 1933 requiring all persons in the United States to deliver gold to the Federal Reserve or the abandonment of the gold standard by the United States in 1971, have been viewed as having significant impact on the supply and demand of gold and the price of gold. Future governmental decisions may have an impact on the price of gold, and may result in a significant decrease or increase in the value of the net assets and the Net Asset Value of the Trust. Further regulations applicable to U.S. banks and non-U.S. bank entities operating in the United States with respect to their trading in physical commodities, such as precious metals, may further impact the price of gold in the United States.

The value of the Shares could decline if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The Trust is exposed to various operational risks.

The Trust is exposed to various operational risks, including human error, information technology failures and failure to comply with formal procedures intended to mitigate these risks, and is particularly dependent on electronic means of communicating, record-keeping and otherwise conducting business. In addition, the Trust generally exculpates, and in some cases indemnifies, its service providers and agents with respect to losses arising from unforeseen circumstances and events, which may include any act of God or war or terrorism, the breakdown, malfunction or failure of, or in connection with, any communication, computer, transmission, clearing or settlement facilities, industrial action, acts and regulations of any governmental or supra national bodies or authorities, or the rules of any relevant regulatory or self-regulatory organization or other circumstances beyond the control of the Trust or its service providers and agents. Accordingly, the Trust generally bears the risk of loss with respect to these unforeseen circumstances and events to the extent relating to the Trust or the Shares.

Although it is generally expected that the Trust’s service providers and agents will have disaster recovery or similar programs or safeguards in place to mitigate the effect of such unforeseen circumstances and events, there can be no assurance that these safeguards are in place for all parties whose activities may affect the performance of the Trust, or that these safeguards, even if implemented, will be successful in preventing losses associated with such unforeseen circumstances and events. Nor can there be any assurance that the systems and applications on which the Trust relies will continue to operate as intended. In addition to potentially causing performance failures at, or direct losses to, the Trust, any such unforeseen circumstances and events or operational failures may further distract the service providers, agents or personnel on which the Trust relies, reducing their ability to conduct the activities on which the Trust is dependent. These risks cannot be fully mitigated or prevented, and further efforts or expenditures to do so may not be cost-effective, whether due to reduced benefits from implementing additional or redundant safeguards or due to increases in associated maintenance requirements and other expenses that may make it more costly for the Trust to operate in more typical circumstances.

The Trust relies on the information and technology systems of the Trustee, the Custodian, and the Sponsor, which could be adversely affected by information systems interruptions, cybersecurity attacks or other disruptions, which could affect your personal information or result in a decline in the price of the Shares.

The Custodian, the Trustee and the Sponsor depend upon information technology infrastructure, including network, hardware and software systems, to conduct their business as it relates to the Trust. Their information and technology systems may also be affected by system interruptions or other disruptions as a result of a number of factors including events that are wholly or partially beyond our control, including sudden electrical or telecommunications outages, natural disasters such as earthquakes, tornadoes and hurricanes, pandemics such as COVID-19, events arising from local or larger scale political or social matters, including terrorist acts and cybersecurity attacks. A cybersecurity incident, or a failure to protect their computer systems, networks and information against cybersecurity threats, could result in a loss of information and adversely affect their ability to conduct their business, including their business on behalf of the Trust. Despite implementation of network and other cybersecurity measures, their security measures may not be adequate to protect against all cybersecurity threats.

Any breach of the Trust’s information technology infrastructure or the information technology infrastructure of the Custodian, the Trustee or the Sponsor could compromise customer personal information or result in the halting of Trust operations, the suspension of redemptions, a loss of Trust assets, or damage to the Trust’s reputation and reduce demand for the Shares, all of which could result in a reduction in the price of the Shares.

The Sponsor has limited experience with a trust the only assets of which are expected to be gold.

The Sponsor and its management have limited experience handling an investment vehicle designed to reflect, at any given time, the performance of the price of gold less the expenses of the Trust’s operations that is its only asset. If this lack of experience adversely affects the operations of the Trust, the value of the Shares may also be adversely affected.

The Sponsor or its affiliates and associates may manage other accounts, funds or trusts, including those that invest in physical gold bullion or other precious metals, and conflicts of interest may occur, which may reduce the value of the net assets of the Trust, the NAV and the trading price of the Shares.

The Sponsor or its affiliates and associates may in the future engage in the promotion, management or investment management of other accounts, funds or trusts that invest primarily in physical gold bullion or other precious metals. Although officers and professional staff of the Sponsor’s management intend to devote as much time to the Trust as is deemed appropriate to perform their duties, the Sponsor’s management may allocate their time and services among the Trust and the other accounts, funds or trusts, and conflicts of interest may occur, which may reduce the value of the net asset of the Trusts, the NAV and the trading price of the Shares.

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of any investor.

The Trustee and the Sponsor may amend any provisions of the Trust Agreement without the consent of any person, including any investor, provided that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the investors, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the investors. Notwithstanding the foregoing, the Sponsor may increase or decrease the Sponsor Fee upon three business days’ prior notice being posted on the website of the Trust and upon three business days’ prior notice being given to the Trustee. Every investor, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby.

Risks Related to Tax

If a U.S. investor who or that is an individual, estate or trust (each referred to in this paragraph and the next two paragraphs as an “individual”) sells or exchanges the Shares held for more than a year in a taxable exchange, any gain recognized on the sale or exchange generally will be subject to federal income tax at a maximum rate of 28% rather than the lower maximum rates applicable to most other long-term capital gains an individual recognizes.

Gains recognized by an individual from the sale of “collectibles,” which term includes gold, held for more than one year are subject to federal income tax at a maximum rate of 28% rather than the lower 20% maximum rate applicable to most other long-term capital gains recognized by individuals.

For these purposes, the gain an individual recognizes on the sale of an interest in a “grantor trust” (such as the Trust) that holds collectibles is treated as a gain recognized on the sale of the collectibles, to the extent the gain is attributable to unrealized appreciation in value of the collectibles. Therefore, any gain recognized by an individual U.S. Investor attributable to a sale or exchange of the Shares held for more than one year in a taxable exchange, or attributable to the Trust’s sale of any gold that the investor is treated (through his, her or its ownership of the Shares) as having held for more than one year, generally will be subject to federal income tax at a maximum rate of 28%. The tax rates for capital gains recognized on the sale of assets held by an individual U.S. Investor for one year or less, or by a taxpayer other than an individual, are generally the same as those at which ordinary income is taxed.

The purchase of the Shares by an IRA or a Tax-Qualified Account may constitute the acquisition of a collectible or be treated as a tax distribution to the IRA owner or plan participant under Code section 408(m).

The Trust cannot make any assurances that the purchase of the Shares by an IRA or a Tax-Qualified Account will not constitute the acquisition of a collectible or be treated as a taxable distribution to the IRA owner or plan participant under Code section 408(m). In particular, if a redemption of the Shares results in the delivery of gold to an IRA or Tax-Qualified Account, it is expected that such distribution would constitute the acquisition of a collectible to the extent provided under that section. See also “Federal Income Tax Consequences.”

An investor may recognize income for federal income tax purposes in the absence of a corresponding cash distribution.

The Trust will be treated as a grantor trust for federal income tax purposes. As such, investors in the Trust will be treated as if they directly received their respective pro rata share of the Trust’s income, if any, even though investors should not expect any cash distributions from the Trust. The character of this income will be determined on the basis of the particular circumstances of each investor. For example, if the Trust sells gold to generate cash to pay its fees or expenses, an investor will recognize gain or loss depending on the particular circumstances of such investor. For further discussion and special rules that may affect Non-U.S. Investors, see “Federal Income Tax Consequences” below.

Risks Related to the Custody of Gold

Gold owned by the Trust may be subject to loss, damage, destruction, mis-delivery, theft or restriction on access.

There is a risk that part or all of the Trust’s gold could be lost, damaged, destroyed, mis-delivered or stolen. Access to the Trust’s gold could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Custodian must at all times maintain adequate insurance coverage with reputable and solvent insurers of international standing with respect to the Custodian’s custodial obligations and the Trust’s gold, and the

Custodian will pay and be responsible for all costs, fees and expenses (including any applicable premium and relevant taxes) in relation to the insurance policy or policies. However, none of the Sponsor, the Trustee nor the Trust is a beneficiary of any such insurance. Any loss of gold owned by the Trust that is not recovered will result in a corresponding loss in the Net Asset Value and it is reasonable to expect that such loss will also result in a decrease in the value at which the Shares are traded on the Cboe BZX Exchange.

The gold bullion custody operations of the Custodian are not subject to specific governmental regulatory supervision.

The Custodian is responsible for the safekeeping of the Trust’s gold bullion and also facilitates the transfer of gold bullion into and out of the Trust. Although the Custodian is a market maker, clearer and approved weigher under the rules of the LBMA (which sets out good practices for participants in the bullion market), the LBMA is not an official or governmental regulatory body. Furthermore, although the Custodian is generally regulated in the United Kingdom by the Prudential Regulatory Authority and the Financial Conduct Authority, such regulations do not directly cover the Custodian’s gold bullion custody operations in the United Kingdom. Accordingly, the Trust is dependent on the Custodian to comply with the best practices of the LBMA and to implement satisfactory internal controls for its gold bullion custody operations in order to keep the Trust’s gold bullion secure.

Although the relationship between the Custodian, on the one hand, and the Sponsor and the Trustee, on the other hand, concerning the custody of the Trust’s gold is expressly governed by U.K. law, a court hearing any legal dispute concerning that arrangement may disregard that choice of law and apply U.S. law, in which case the ability of the Trust to seek legal redress against the Custodian may be frustrated.

The obligations of the Custodian under the Custody Agreement are governed by U.K. law. The Trust is a New York common law trust. Any United States, New York or other court situated in the United States may have difficulty interpreting U.K. law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather than statute), LBMA rules or the customs and practices in the London custody market. It may be difficult or impossible for the Trust to sue the Custodian in a United States, New York or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, New York or other court situated in the United States.

Investors and Authorized Participants lack the right under the Custody Agreement to assert claims directly against the Custodian, which significantly limits their options for recourse.

Neither the investors nor any Authorized Participant will have a right under the Custody Agreement to assert a claim of the Trustee against the Custodian. Claims under the Custody Agreement may only be asserted by the Trustee on behalf of the Trust.

The Trust relies on the Custodian for the safekeeping of essentially all of the Trust’s gold. As a result, failure by the Custodian to exercise due care in the safekeeping of the Trust’s gold could result in a loss to the Trust.

The Trust will be reliant on the Custodian for the safekeeping of essentially all of the Trust’s gold. The Trustee is not liable for the acts or omissions of the Custodian. The Trustee has no obligation to monitor the activities of the Custodian other than to receive and review reports prepared by the Custodian pursuant to the Custody Agreement. In addition, the ability of the Sponsor to monitor the performance of the Custodian may be limited because under the Custody Agreement the Trustee and the Sponsor and any accountants, bullion auditors or other inspectors selected by the Sponsor have only limited rights to access the premises of the Custodian for the purpose of examining the Trust’s gold and certain related records maintained by the Custodian. As a result of the above, any failure by the Custodian to exercise due care in the safekeeping of the Trust’s gold may not be detectable or controllable by the Trustee and could result in a loss to the Trust.

Gold held in the Unallocated Account and any Authorized Participant’s unallocated gold account generally will not be segregated from the Custodian’s assets. If the Custodian becomes insolvent, the Trust would be an unsecured creditor, and the Custodian’s assets may not be adequate to satisfy a claim by the Trust or any Authorized Participant.

Gold which is part of a deposit for a Purchase Order or part of a redemption distribution will be held for a time in the Unallocated Account and, previously or subsequently, in the Authorized Participant’s unallocated gold account of the purchasing or redeeming Authorized Participant. During those times, the Trust and the Authorized Participant, as the case may be, will have no proprietary rights to any specific bars of gold held by the Custodian and will each be an unsecured creditor of the Custodian with respect to the amount of gold held in such unallocated accounts. In addition, if the Custodian fails to allocate the Trust’s gold in a timely manner, in the proper amounts or otherwise in accordance with the terms of the Unallocated Account Agreement, or if a Sub-Custodian fails to so segregate gold held by it on behalf of the Trust, unallocated gold will not be segregated from the Custodian’s assets, and the Trust will be an unsecured creditor of the Custodian with respect to the amount so held in the event of the insolvency of the Custodian. In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Trust or the Authorized Participant for the amount of gold held in their respective unallocated gold accounts.

The Trust’s lack of insurance protection and the investors’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor, the Custodian and any Sub-Custodian expose the investors to the risk of loss of the Trust’s gold for which no person is liable.

The Trust does not insure its gold. The Custodian maintains insurance on such terms and conditions as it considers appropriate in connection with its custodial obligations under the Custodian Agreement and is responsible for all costs, fees and expenses arising from the insurance policy or policies. The Trust is not a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, investors cannot be assured that the Custodian maintains adequate insurance or any insurance with respect to the gold held by the Custodian on behalf of the Trust. In addition, the Custodian Agreement does not require any direct or indirect Sub-Custodians to be insured or bonded with respect to their custodial activities or in respect of the gold held by them on behalf of the Trust. Further, investors’ legal recourse against the Trust, the Trustee, the Sponsor, the Custodian, and any Sub-Custodians is limited. Consequently, a loss may be suffered with respect to the Trust’s gold which is not covered by insurance and for which no person is liable in damages.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets consist of gold deposits. Such deposits are held by the Custodian on behalf of the Trust until (1) delivered to Authorized Participants in connection with redemptions of Baskets, (2) sold to pay the Sponsor Fee, or (3) sold to pay the Trust expenses and liabilities not assumed by the Sponsor. See “Description of the Trust—Trust Expenses.”

THE GOLD INDUSTRY

Gold Supply and Demand

Two unique qualities of gold set it apart from other commodities: (i) gold (whether coin, jewelry or bullion) can be stored in a vault at low cost and not deteriorate; and (ii) gold can be used as a store of value. From its original use in jewelry and decorative arts to its later role as a standard trading medium and storage of value, gold has been instrumental in the historical development of the world’s economies and exchange systems. Today, gold remains a key component of many countries’ official reserves and has retained its importance within jewelry making. Along with its aesthetic attributes and scarcity, gold exhibits desirable physical characteristics as a trading medium: great malleability and durability. Gold is an easy metal to work with—it is often discovered in a virtually pure and workable state, making it easy to be melted, processed, and formed into standardized shapes. As a unit of value, gold therefore displays high levels of portability and measurability. Moreover, as compared to other perishable commodities that have historically been used as mediums of exchange (i.e., cattle, furs and tobacco), gold is much more durable; in addition to its malleability, gold is resistant to corrosion and tarnish, allowing gold to retain an intrinsically stable value. The table below summarizes the world gold supply and demand from 2016-2020 and is based on information reported in Gold Focus 2021.

Tonnes	2016	2017	2018	2019	2020
SUPPLY
Mine Production	3,512	3,576	3,653	3,597	3,478
Recycling	1,233	1,111	1,132	1,272	1,279
Net Hedging Supply	38	—	—	6	—
Total Supply	4,783	4,688	4,785	4,876	4,757
DEMAND
Jewelry Fabrication	2,019	2,257	2,285	2,138	1,328
Industrial Demand	323	333	335	326	302
Net Physical Investment	1,062	1,035	1,067	844	892
Net Hedging Demand	—	26	12	—	52
Net Official Sector Buying	395	379	656	606	262
Total Demand	3,798	4,029	4,355	3,914	2,837
Market Balance	984	659	430	962	1,921
Net Investment in ETPs	541	272	70	398	887
Market Balance less ETPs	443	387	360	564	1034
Gold Price (US$/oz, London)	1,251	1,257	1,268	1,393	1,770

Source: Gold Focus 2021

Totals may not add due to independent rounding.

According to the data above, gold supply averaged 4,778 tonnes (t) per year between 2016 and 2020. The largest portion of gold supplied to the market is from mine production, which averaged approximately 3,563t per year from 2016 through 2020. The second largest source of annual gold supply is recycling gold, which is gold that has been recovered from jewelry and other fabricated products and converted back into marketable gold. Recycled gold averaged approximately 1,205t annually between 2016 through 2020.

According to the data above, gold demand averaged 3,787t per year between 2016 and 2020. Gold demand generally comes from four sources: jewelry, industry (including medical applications), investment and the official sector (including central banks and supranational organizations). The largest source of demand comes from jewelry fabrication, which accounted for approximately 53% of the identifiable demand from 2016 through 2020, followed by net physical investment, which represents identifiable investment demand, which accounted for approximately 26%.

Official Sector, central bank purchases averaged 531t during the same period. The prominence given by market commentators to this activity coupled with the total amount of gold held by the official sector has resulted in this area being one of the more visible shifts in the gold market.

Historical Price of Gold

The price of gold is volatile and its fluctuations are expected to have a direct impact on the value of the Trust’s price per share. However, movements in the price of gold in the past, and any past or present trends, are not a reliable indicator of future movements.

Movements in the price of gold may be influenced by various factors, including economic concerns, announcements from central banks regarding a country’s reserve gold holdings, fluctuations in the value of the U.S. dollar and global political uncertainty.

The following chart illustrates the changes in the price of gold in U.S. dollars per ounce over the period from December 2011 through December 2021. The price of gold in the chart is based on the LBMA Gold Price PM.

Source: Bloomberg, LBMA Gold Price PM USD, December 31, 2011 – December 31, 2021

Allocated and Unallocated Gold

Allocated gold is stored in a vault under a custody arrangement, and the individual bars are the property of the owner. An allocated gold account is evidence that uniquely identifiable gold has been “allocated” to the customer and is segregated from other metal held in the custodian’s vault. When held in this fashion, a customer has an indefeasible title to the gold held in the allocated account. An allocated account should not entail any credit risk exposure to a custodian.

Unallocated gold is also held with a custodian. However, unlike gold held in an allocated account, gold in an unallocated account does not entitle the customer to a particular gold bar and the customer’s holding is not segregated from that of other customers or the custodian. Instead, the books and records of the custodian record that the customer is entitled to a specific number of ounces of fine gold. As the gold is not segregated, the customer may have a credit risk exposure to the custodian.

Global Over-the-Counter Market for Gold

The global trade in gold consists of over-the-counter, or OTC, transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options. The OTC market trades on a continuous basis and accounts for most global gold trading. Market makers and participants in the OTC market trade with each other and their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in a specific transaction. The three products relevant to the LBMA are spot (S) contracts, forward (F) contracts and options (O) contracts. A “spot contract” is a contract to buy or sell gold typically on or before two Business Days following the date of the execution of the contract. A “forward contract” is an agreement to buy or sell gold at a future date beyond the spot date at a price set at the time of the contract. An “option contract” is an agreement that conveys to the purchaser the right, but not the obligation, to buy or sell a quantity of gold at a predetermined rate during a period or at a time in the future. There are twelve LBMA Market Makers who provide the service in one, two or all three products. Of the twelve LBMA Market Makers, there are seven Full Market Makers and five Market Makers. The seven Full Market Makers quoting prices in all three products are: Citibank N A, Credit Suisse AG Zurich, Goldman Sachs International, HSBC, JP Morgan Chase Bank, UBS AG and Morgan Stanley & Co International PLC. The five LBMA Market Makers who provide two-way pricing in either one or two products are: BNP Paribas SA (F), ICBC Standard Bank (S), Merrill Lynch International (S, O), Standard Chartered Bank (S, O) and Toronto-Dominion Bank (F). The benefits of Market Maker Membership apply to all Market Makers, subject to the conditions of the Articles of Association..

The OTC market provides a relatively flexible market in terms of quotes, price, size, destinations for delivery and other factors. Bullion dealers customize transactions to meet their clients’ requirements. The OTC market has no formal structure and no open-outcry meeting place.

The main centers of the OTC market are London, New York and Zurich. Mining companies, central banks, manufacturers of jewelry and industrial products, together with investors and speculators, tend to transact their business through one of these centers. Centers such as Dubai and several cities in the Far East also transact substantial OTC market business. Bullion dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the LBMA.

In the OTC market, the standard size of gold trades ranges between 5,000 and 10,000 ounces. Bid-offer spreads are typically $0.50 per ounce. Transaction costs in the OTC market are negotiable between the parties and therefore vary widely, with some dealers willing to offer clients competitive prices for larger volumes, although this will vary according to the dealer, the client and market conditions. Cost indicators can be obtained from various information service providers, as well as dealers.

Liquidity in the OTC market can vary from time to time during the course of the 24-hour trading day. Fluctuations in liquidity are reflected in adjustments to dealing spreads—the difference between a dealer’s “buy” and “sell” prices. The period of greatest liquidity in the gold market generally occurs at the time of day when trading in the European time zones overlaps with trading in the United States, which is when OTC market trading in London, New York and other centers coincides with futures and options trading on the New York Commodities Exchange (an affiliate of the Chicago Mercantile Exchange, Inc.).

The London Bullion Market Association (LBMA)

The LBMA is a trade association that, among other duties, maintains and publishes “Good Delivery” lists that establish a set of criteria that a refiner and its gold must satisfy before being accepted for trading. Although the market for Physical Gold is distributed globally, most over-the-counter market trades are cleared through London. The LBMA coordinates the market for gold and acts as the principal point of contact between the market and its regulators.

A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA-accredited melters and assayers of gold as well as the specifications to which a bar/ingot must adhere. The LBMA also coordinates market clearing and vaulting, and promotes good trading practices.

“Good Delivery” is a list of specifications a bar or ingot must meet to trade on the London gold markets. The standards for gold bars meeting the “London Good Delivery Lists” are published in LBMA’s “The Good Delivery Rules for Gold and Silver Bars.”

Gold is usually traded on the London market on a loco London basis. This means the gold is physically held in vaults in London or is transferred into accounts established in London. Payment upon settlement and delivery of a loco London spot trade is usually in US dollars, two business days after the trade date. Delivery of the gold is either by physical delivery or through the LBMA clearing system to an unallocated account.

Gold Trading Unit

The trading unit for gold is one fine troy ounce (“fine” meaning metal, that is, the actual gold content based on 100 percent purity). The conversion factors between troy ounces and metric used by the LBMA are: one troy ounce equals 31.1034768 grams and one kilogram equals 32.1507465 troy ounces.

LBMA Price Auctions

The London market provides a metal pricing service whereby the “LBMA Gold Price” is intended to represent the matching of orders from customers throughout the world. The LBMA Gold Price auction takes place twice daily by IBA at 10:30 a.m. and 3:00 p.m. London time with the price set in US dollars per fine troy ounce. Under licensing arrangements introduced by the IBA the price is displayed on the LBMA’s website with a 30-minute delay.

Futures Exchanges

Although the Trust does not invest in gold futures, information about the gold futures market is relevant as such markets are a source of liquidity for the overall market for gold and impact the price of gold.

The major futures and options exchanges include the New York Commodities Exchange, the Multi Commodity Exchange of India, the Tokyo Commodities Exchange, and the Shanghai Futures Exchange. Other leading exchanges for gold derivatives trading include NYSE Liffe and Dubai Gold & Commodities Exchange. Gold futures and options are traded on these exchanges in standardized transaction sizes and delivery dates. Only a small portion of the gold futures market turnover is typically physically delivered.

Over recent years, China has become an important source of gold demand and its futures markets have grown. Gold futures contracts are traded on the Shanghai Futures Exchange and the Shanghai Gold Exchange.

BUSINESS OF THE TRUST

The activities of the Trust are limited to: (1) issuing Baskets in exchange for the gold deposited by Authorized Participants with the Custodian for safekeeping; (2) delivering gold in exchange for Baskets surrendered by Authorized Participants for redemption; (3) selling gold as needed to pay the Sponsor Fee and reimburse the Sponsor for expenses that the Sponsor has paid on the Trust’s behalf; and (4) selling gold as needed to pay Trust expenses not assumed by the Sponsor.

Trust Objective

The Trust’s investment objective is for the Shares to reflect the performance of the price of gold less the expenses of the Trust’s operations. Each share represents a fractional undivided beneficial interest in the Trust’s net assets. An investment in Physical Gold may require expensive and sometimes complicated arrangements in connection with the transportation, storing and insurance of the gold. The Trust provides investors with a convenient and cost-efficient way to buy and hold gold through an exchange traded security. Although owning the Shares will not be the exact equivalent of an investment in gold, such Shares provide investors with an alternative that allows a level of participation in the gold market through the securities market.

The Trust’s Structure

To meet its investment objective and provide investors with an opportunity to invest in gold through the Shares and to permit Authorized Participants to take delivery of Physical Gold in exchange for their Shares, the Sponsor has structured the Trust as follows:

Maintaining Allocated Gold. The Trust holds its Physical Gold in allocated form in the Allocated Account with the Custodian. The Allocated Account will be used to hold Physical Gold deposited with the Trust. The Physical Gold is held in a segregated fashion in the name of the Trust, not commingled with other depositor funds or assets. The Trust has full title to the gold with the Custodian holding it on the Trust’s behalf. Each investor owns a pro-rata share of the Trust, and as such holds pro-rata ownership of the Trust assets, corresponding to the number of Shares held. Trust holdings are identified and published on the Trust’s website showing the unique bar number, gross weight, the assay or fineness of each bar and its fine weight. Credits or debits to the holding will be effected by physical movements of bars to or from the Trust’s physical holding. The Trust’s gold holdings are subject to periodic audits.

Minimizing the Use of Unallocated Gold. The Trust will need unallocated gold to facilitate transactions with Authorized Participants. The Custodian only will accept a delivery of gold in exchange for a Basket if it believes it can promptly convert the gold to allocated gold. The Custodian allocates, or causes to allocate, ownership of gold to the credit of the Allocated Account such that no amount of gold remains to the benefit of the Unallocated Account at the Custodian’s close of business on each Business Day. In the event that the Custodian is unable to fully effect such allocation by such time due to reasons outside of its or its Sub-Custodian’s control, the Custodian will use reasonable efforts to cause such allocation as soon as possible. The Custodian shall lend to the Unallocated Account from time to time such number of Fine Ounces as may be needed in order for the Custodian to fully allocate to the Allocated Account all of the gold standing to the Trust’s credit in the Unallocated Account (after repayment to the Custodian of any loan balance existing prior to such allocation as provided hereafter) to the Allocated Account pursuant to the standing instruction set forth in the Unallocated Account Agreement, provided that the maximum amount of gold that the Custodian will lend to the Trust at any time is 430 Fine Ounces. The Custodian will not charge the Trust any fees, interest or costs in connection with the lending of the Gold. The Custodian shall identify on its books and records and in the reports it sends to the Trustee any gold that has been borrowed in the Unallocated Account as of the date of such reports, which shall be accepted as conclusive evidence of such balance, save in the case of manifest error. On each Business Day, the Custodian may repay itself the amount of any borrowed gold from, and to the extent of, the positive balance of the Unallocated Account determined by taking into account all credits to and debits from the Unallocated Account on such Business Day but prior to the Custodian’s execution of the standing instruction to allocate contained in the Unallocated Account Agreement.

Minimizing Cash Holdings. The Trust is committed to minimizing the use of cash, keeping essentially all assets of the Trust in gold. To achieve this, the Sponsor has agreed to assume certain of the Trust’s ordinary expenses. The Trust will not normally hold cash, or any other assets besides gold.

Transactions with Authorized Participants. By allowing Authorized Participants to directly issue and redeem Baskets with the Trust, Authorized Participants may be able to take advantage of price discrepancies between the Trust’s underlying gold holdings and the value of the Shares. As a result of this incentive provided to Authorized Participants, the value of the Shares may reflect the performance of the price of gold.

Easily Accessible and Relatively Cost Efficient. The Shares offer an investment that is easily accessible and relatively cost efficient. Investors can access the gold market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use gold by using the Shares instead of using the traditional means of purchasing, trading and holding gold. Transaction costs related to the Shares may also be lower than those associated with the purchase, storage and insurance of Physical Gold.

Exchange Traded and Transparent. The Shares trade on the Cboe BZX Exchange under the symbol “AAAU” and provide investors with an efficient means to implement various investment strategies. The Trust does not hold or employ any derivatives and the Shares are backed by the assets of the Trust. Furthermore, the value of the Trust’s holdings is reported on the Trust’s website daily.

Minimal Credit Risk. The Shares represent an interest in Physical Gold owned by the Trust and held in physical custody at the Custodian. Physical Gold of the Trust is not subject to borrowing arrangements with third parties. Other than the gold temporarily being held in unallocated form to facilitate the redemptions by Authorized Participants and the payment of Trust expenses not assumed by the Sponsor, if any, the Trust’s gold is not subject to counterparty or credit risks. The gold is held in the form of Physical Gold, which is allocated to the Allocated Account and held in the Trust’s name by the Custodian. This contrasts with other financial products that gain exposure to gold through the use of derivatives or hold unallocated gold that may be subject to counterparty and credit risks.

Secondary Market Trading

The Shares may trade in the secondary market on the Cboe BZX Exchange at prices that are lower or higher relative to their Net Asset Value per Share. The amount of the discount or premium in the trading price relative to the Net Asset Value per Share may be influenced by non-concurrent trading hours between the Cboe BZX Exchange and the COMEX, London and Zurich. While the Shares trade on the Cboe BZX Exchange until 4:00 p.m. New York City time, liquidity in the global gold market may be reduced after the close of the major world gold markets, including London, Zurich and COMEX, usually at 1:30 p.m. New York City time. As a result, during this time, trading spreads and the resulting premium or discount on the Shares may widen.

Legal Proceedings

The Trust is not aware of any existing or pending legal proceedings against it, nor is it involved as a plaintiff in any proceeding or pending litigation.

CREATION AND REDEMPTION OF SHARES BY AUTHORIZED PARTICIPANTS

The Trust issues and redeems Baskets only to Authorized Participants. The creation and redemption of Baskets will only be made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of gold represented by the Baskets being created or redeemed, the amount of which will be based on the combined Fine Ounces represented by the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received. A Basket consists of at least 25,000 Shares.

Only Authorized Participants may place orders to create and redeem Baskets. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the gold required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Sponsor without the consent of any investor or Authorized Participant. A transaction fee of $500 will be assessed on all creation and redemption transactions and paid to the Trustee. This transaction fee can be waived at the Sponsor’s discretion. Multiple Baskets may be created on the same day, provided each Basket meets the requirements described below.

Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Prior to initiating any creation or redemption order, an Authorized Participant must have an agreement with the Custodian establishing an unallocated gold account directly with the Custodian or have an existing unallocated gold account with another LBMA-member custodian identified by the Authorized Participant to the Custodian and the Trustee. Gold held in Authorized Participants’ unallocated accounts is typically not segregated from the custodian’s assets. As a result, an Authorized Participant establishing an unallocated account will have no proprietary interest in any specific bars of gold held by the applicable custodian. Therefore, credits to such an unallocated account are at risk of such custodian’s insolvency.

Certain Authorized Participants are expected to have the ability to participate directly in the gold bullion market and the gold futures market. In some cases, an Authorized Participant may from time to time acquire gold from or sell gold to its affiliated gold trading desk, which may profit in these instances. Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and regulated by FINRA or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this Prospectus, each of Virtu Americas LLC and Goldman Sachs & Co. LLC has signed an Authorized Participant Agreement with the Sponsor and the Trustee, and may create and redeem Baskets as described above. Persons interested in purchasing Baskets may contact the Sponsor or the Trustee to obtain the contact information for the Authorized Participants.

Gold is delivered to the Trust and distributed by the Trust through credits and debits between Authorized Participants’ accounts, the Unallocated Account and the Allocated Account. When the Trustee requests creation of a Basket at an Authorized Participant’s request, the Authorized Participant will instruct its custodian to transfer gold from the Authorized Participant’s unallocated account to the Unallocated Account of the Trust. On the same Business Day, following the successful completion of this transfer, the Custodian will allocate the gold to the Allocated Account where it will be stored for safekeeping. Once gold has been released by the Custodian for delivery to an Authorized Participant, the Authorized Participant bears the risk of loss.

All gold represented by a credit to any Authorized Participant’s unallocated account represents a right to receive Fine Ounces of gold. Physical Gold must conform to London Good Delivery Standards.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this Prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures—Authorized Participants

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day: (1) when the Exchange is closed for regular trading; or (2) if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the order or other transaction requires the execution or completion of procedures which cannot be executed or completed by the close of the business day. Purchase orders must be placed prior to the Order Cutoff Time on any business day. The day on which the Trustee receives a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit gold with the Trust, as described below. Prior to the delivery of Baskets for a purchase order, the Authorized Participant also must have wired to the Trustee the amount of the applicable transaction fees and expenses due for the purchase order, including the Trustee’s fee and all taxes, governmental charges and fees payable in connection with such deposit, the transfer of gold and the issuance and delivery of Shares.

Determination of Required Deposits

The Trustee shall determine the Basket Gold Amount for each Business Day, and each such determination thereof and the Trustee’s resolution of questions concerning the composition of the Basket Gold Amount shall be final and binding on all persons interested in the Trust. At the creation of the Trust, the initial Basket Gold Amount was 500 Fine Ounces of gold. The Basket Gold Amount for each Business Day shall be an amount of gold equal to:

(a) minus (b)
(c) divided by (d)

Where:

(a)	=	the total number of Fine Ounces of gold held in the Trust as of the opening of business on such Business Day

(b)	=	the number of Fine Ounces of gold equal in value to the Trust’s unpaid expense accrual as of the opening of business on such Business Day

(c)	=	the total number of Shares outstanding as of the opening of business on such Business Day

(d)	=	25,000 (or other number of Shares in a Basket for such Business Day)

Fractions of a Fine Ounce of gold included in the Basket gold Amount smaller than 0.001 Fine Ounces shall be disregarded. The Sponsor shall publish, or shall designate another person to publish, for each Business Day, the Basket Gold Amount.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for crediting its account, if held at the Custodian, with the required gold deposit amount and, if the Authorized Participant does not maintain its account with the Custodian, causing the required gold deposit to be transferred to the Custodian, by 4:00 p.m. London time on the second business day following the purchase order date. No Shares are issued unless and until the Custodian has informed the Trustee that the corresponding amount of gold has been delivered to the Unallocated Account for each Basket requested and that the Custodian has allocated the corresponding amount of gold to the Allocated Account. Upon transfer of the gold deposit amount to the Trust, the Trustee will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of gold, until such gold has been received by the Custodian on behalf of the Trust, shall be borne solely by the Authorized Participant.

Rejection of Purchase Orders

The Trustee may, and upon direction of the Sponsor shall, reject a gold deposit at any time (i) when the Trustee’s transfer books are closed, (ii) if the Custodian has informed the Trustee and the Sponsor that it is unable to allocate gold to the Allocated Account, or (iii) if any such action is deemed necessary or advisable by the Sponsor, for any reason in its sole discretion at any time or from time to time. Neither the Trustee nor the Sponsor will be liable for the rejection of any purchase order or gold deposit.

Redemption Procedures—Authorized Participants

The procedures by which an Authorized Participant can redeem one or more Baskets mirrors the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Baskets. Redemption orders must be placed prior to the Order Cutoff Time on each business day the Exchange is open for regular trading. A redemption order so received is effective on the date it is received in satisfactory form by the Trustee. The redemption procedures allow only Authorized Participants to redeem Baskets. An investor may not redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust no later than the second business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the redemption order.

The redemption distribution from the Trust consists of a credit to the redeeming Authorized Participant’s account representing the amount of the gold held by the Trust evidenced by the Shares being redeemed as of the date of the redemption order. Fractions of a Fine Ounce included in the redemption distribution smaller than 0.001 of a Fine Ounce are disregarded. A redeeming Authorized Participant is responsible for any applicable tax, fees or other governmental charge that may be due, as well as any charges or fees in connection with the transfer of gold and the issuance and delivery of the Shares, and any expense associated with the delivery of gold other than by credit to an Authorized Participant’s unallocated account with the Custodian or another LBMA-member clearing bank.

Delivery of Redemption Distribution

The redemption distribution due from the Trust is delivered to the Authorized Participant on the second business day following the redemption order date if, by 9:00 a.m. New York City time on the second business day following the redemption order date, the Trustee’s DTC account has been credited with the Baskets to be redeemed.

The Custodian will arrange for the redemption amount in gold to be transferred from the Allocated Account to the Unallocated Account, and, ultimately, to the redeeming Authorized Participant’s account. With respect to a redemption order provided in the ordinary course, the Custodian shall deliver unallocated gold to the account indicated by the redeeming Authorized Participant in its redemption order by 4:00 p.m. London Time on the second business day following the order date.

Suspension or Rejection of Redemption Orders

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date or reject a particular redemption order (1) for any period during which the Cboe BZX Exchange is closed other than customary weekend or holiday closings, or trading on the Cboe BZX Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of gold is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for protection of registered owners of the Shares. Neither the Sponsor nor the Trustee will be liable to any person or in any way for any loss or damages that may result from any such suspension, postponement or rejection.

The Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel or the Custodian, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Trustee for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Trustee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Trustee with the prior written consent of the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or other governmental charge applicable to the creation or redemption of Baskets and delivery and receipt of gold pursuant thereto regardless of whether such tax or charge is imposed directly on the Authorized Participant. By placing a purchase order or redemption order, an Authorized Participant agrees to indemnify the Sponsor, the Trustee and the Trust if any of them is required by law to pay any such tax or charge, together with any applicable penalties, additions to tax and interest thereon.

FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the material federal income tax consequences that generally will apply to the purchase, ownership and disposition of the Shares by a “U.S. Investor” (as defined below) and certain federal tax consequences that may apply to the purchase, ownership and disposition of the Shares by a “Non-U.S. Investor” (as defined below). The following discussion represents, insofar as it describes conclusions regarding federal tax law and subject to the limitations and qualifications described therein, the opinion of Clifford Chance US LLP, special federal income tax counsel to the Sponsor. The discussion is based on the Code, final and temporary Treasury regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus; no assurance can be given that future legislation, regulations, court decisions and/or administrative pronouncements will not significantly change applicable law and materially affect the conclusions expressed herein, and any such change, even though made after an investor has invested in the Trust, could be applied retroactively.

The tax treatment of investors may vary depending on their own particular circumstances. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to an investor in light of its particular circumstances, including banks, thrift institutions and certain other financial institutions, insurance companies, tax-exempt organizations, brokers and dealers in securities or currencies, certain securities traders, persons holding the Shares as a position in a “hedging,” “straddle,” “conversion” or “constructive sale” transaction (as those terms are defined in the authorities mentioned above), qualified pension and profit-sharing plans, individual retirement accounts (IRAs), certain other tax-deferred accounts, U.S. expatriates, persons whose “functional currency” is not the U.S. dollar, persons subject to the federal alternative minimum tax, Non-U.S. Investors (except as specifically provided under “Income Taxation of Non-U.S. Investors” and “Estate and Gift Tax Considerations for Non-U.S. Investors” below) and other investors with special circumstances, that may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold the Shares as “capital assets” (as defined in section 1221 of the Code).

The discussion below does not address the effect of any state, local or foreign tax law on an investor. Purchasers of the Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in the Shares.

For purposes of this discussion, a “U.S. Investor” is an investor who or that is:

•	an individual who is treated as a citizen or resident of the United States for federal income tax purposes;

•

a corporation or partnership (or other entity treated as such for federal income tax purposes) that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

•

an estate other than an estate the income of which, from non-U.S. sources that is not effectively connected with the conduct of a trade or business within the United States, is not includible in gross income;

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in any of the three preceding clauses have the authority to control all substantial decisions of the trust; or

•	an eligible trust that has made a valid election under applicable Treasury regulations to continue to be treated as a domestic trust.

An investor that is not a U.S. Investor as so defined is referred to below as a “Non-U.S. Investor.” For federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership (including any entity classified as such for those purposes) will generally depend on the partner’s status and the partnership’s activities. Partnerships and partners should consult their tax advisers about the federal income tax consequences of purchasing, owning and disposing of the Shares.

Taxation of the Trust

The Trust will be treated as a “grantor trust” for federal income tax purposes. As a result, the Trust itself will not be subject to federal income tax. Instead, the Trust’s income and expenses will “flow through” to its investors, and the Trustee will report the Trust’s income, gains, losses and deductions to the Internal Revenue Service (IRS) on that basis. There can be no assurance that the IRS will agree with that treatment, and it is possible that the IRS or another tax authority could assert a position contrary thereto and that a court could sustain that contrary position. Neither of the Sponsor nor the Trustee will request a ruling from the IRS with respect to the classification or treatment of the Trust for federal tax purposes. If the IRS were to assert successfully that the Trust is not a “grantor trust,” the Trust would be classified as a partnership for those purposes, which may affect timing and other tax consequences to its investors and would require the Trust to forward tax information on Schedule K-1 to investors. The balance of this disclosure assumes that the Trust will be treated as a “grantor trust” for federal income tax purposes.

Taxation of U.S. Investors

An investor will be treated, for federal tax purposes, as if it directly owns a pro rata share of the Trust’s assets and directly receives that share of any Trust income and incurs that share of the Trust’s expenses. In the case of an investor that purchases the Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of an investor that acquires its Shares as part of the creation of a Basket, the delivery of gold to the Trust in exchange for a pro rata share of the underlying gold the Trust holds at the time it acquires its Shares will not be a taxable event to the investor, and the investor’s tax basis in and holding period for that share of the Trust’s gold will be the same as its tax basis in and holding period for the gold delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of an investor’s Shares are acquired on the same date and at the same price per share. Investors that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis in and holding period for the underlying gold represented by such Shares.

If the Trust sells gold, for example to generate cash to pay its fees or expenses, an investor will recognize gain or loss in an amount equal to the difference between (1) the investor’s pro rata share of the amount the Trust realizes on the sale and (2) the investor’s tax basis in its pro rata share of the gold that was sold. Such gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the investor is treated as having held its pro rata share of the gold that was sold for more than one year. The Trust will treat the transfer of gold to the Sponsor as payment of the fee to the Sponsor and/or reimbursement of the Trust’s expenses and/or liabilities as a taxable exchange by the Trust of the gold transferred and thus will also constitute a taxable event for investors. An investor’s tax basis in its share of any gold sold or exchanged by the Trust generally will be determined by multiplying the investor’s total basis in its share of all the gold held in the Trust immediately prior to the sale or exchange by a fraction, the numerator of which is the amount of gold sold or exchanged and the denominator of which is the total amount of all the gold so held. After any such sale or exchange, an investor’s tax basis in its pro rata share of the gold remaining in the Trust will be equal to its tax basis in its share of the total amount of the gold held in the Trust immediately prior to the sale or exchange less the portion of that basis allocable to its share of the gold that was sold or exchanged.

On the sale of some or all of its Shares, an investor will be treated as having sold the part of its pro rata share of the gold held in the Trust at that time that is attributable to the Shares sold. Accordingly, the investor generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares and (2) the investor’s tax basis for the portion of its pro rata share of the gold held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

If an investor redeems some or all of its Shares with the Trust through an Authorized Participant and receives gold in the exchange, such exchange will generally not be a taxable event for the investor. In addition, if an investor acquires its Shares as part of the creation of a Basket by delivering to the Trust gold in specified denominations, the subsequent redemption of its Shares for gold delivered by the Trust will not constitute a taxable event, provided that the amount of gold received on the redemption contains the equivalent metallic content of the gold delivered on the creation, less amounts accrued or sold to pay the Trust’s expenses and other charges. An investor’s tax basis in the gold received on a redemption generally will be the same as the investor’s tax basis in the portion of its pro rata share of the gold held in the Trust immediately prior to the redemption that is attributable to the redeemed Shares. An investor’s holding period with respect to the gold received on a redemption should include the period during which the investor held the redeemed Shares. A subsequent sale of the gold received by the investor will be a taxable event.

Maximum 28% Long-Term Capital Gains Tax Rate for U.S. Investors Who Are Individuals

Gains recognized by an individual, estate or trust (each referred to below as an “individual” unless the context requires otherwise) from the sale of “collectibles,” which term includes gold, held for more than one year are subject to federal income tax at a maximum rate of 28% rather than the lower maximum 20% rate applicable to most other long-term capital gains recognized by individuals. For these purposes, the gain an individual recognizes on the sale of an interest in a “grantor trust” that holds collectibles (such as the Trust) is treated as a gain recognized on the sale of the collectibles, to the extent the gain is attributable to unrealized appreciation in value of the collectibles. Therefore, any gain recognized by an individual U.S. Investor attributable to a sale or exchange of Shares held for more than one year, or attributable to the Trust’s sale of any gold that the investor is treated (through his, her or its ownership of the Shares) as having held for more than one year, generally will be subject to federal income tax at a maximum rate of 28%. The tax rates for capital gains recognized on the sale of assets held by an individual U.S. Investor for one year or less, or by a taxpayer other than an individual, are generally the same as those at which ordinary income is taxed.

3.8% Tax on Net Investment Income

An individual is required to pay a 3.8% tax on the lesser of (1) the excess of the individual’s “modified adjusted gross income” over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or (2) the individual’s “net investment income,” which generally includes dividends, interest, and net gains from the disposition of investment property. This tax is in addition to any other taxes due on that income. U.S. Investors should consult their own tax advisers regarding the effect, if any, this provision may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by an investor in purchasing the Shares will be included in the investor’s tax basis in the Trust’s underlying assets. Similarly, any brokerage fee incurred by an investor in selling the Shares will reduce the amount the investor realizes with respect to the sale.

Investors will be required to recognize the full amount of gain or loss on a sale of gold by the Trust (as discussed above), even though some or all of the sale proceeds are used by the Trustee to pay Trust expenses. An investor may deduct its respective pro rata share of each expense incurred by the Trust to the same extent as if it directly incurred the expense. Investors who are individuals, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. An individual may not deduct miscellaneous itemized deductions for tax years beginning after December 31, 2017 and before January 1, 2026. For tax years beginning before January 1, 2018 and after December 31, 2025, individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of the individual’s adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable Code provisions.

Investment by U.S. Tax-Exempt Investors

Certain U.S. Investors (referred to in this paragraph as U.S. Tax-Exempt Investors) are subject to federal income tax only on their “unrelated business taxable income” (UBTI). It is expected that, unless a U.S. Tax-Exempt Investor incurs debt to purchase the Shares, it should not realize UBTI with respect to its pro rata share of the Trust’s income or gains. U.S. Tax-Exempt Investors should consult their own independent tax advisers regarding the federal income tax consequences of holding the Shares in light of their particular circumstances.

Investment by Regulated Investment Companies

Mutual funds and other investment vehicles which are taxed as “regulated investment companies” within the meaning of section 851 of the Code are strongly urged to consult with their tax advisors concerning the likelihood that an investment in the Shares will negatively affect their qualification as a “regulated investment company.”

Investment by Certain Retirement Plans

Section 408(m) of the Code provides that the purchase of a “collectible” as an investment for an IRA, or for a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) (Tax-Qualified Account), is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the Tax-Qualified Account is maintained, of an amount equal to the cost to the account of acquiring the collectible. In addition, if a redemption of the Shares results in the delivery of gold to an IRA or Tax-Qualified Account, that exchange could constitute the acquisition of a collectible to the extent provided under section 408(m). The Trust has not sought or received a ruling from the IRS or an opinion of counsel regarding whether the acquisition of the Shares by an IRA or a Tax-Qualified Account will be considered an acquisition of a collectible or whether an IRA will be treated as having made a distribution to the IRA owner or plan participant under section 408(m) solely by virtue of owning the Shares. IRA owners and plan participants are strongly urged to consult with their tax advisors before directing any such accounts to invest in the Shares since the acquisition of Shares may be considered a taxable distribution from the IRA. See also “ERISA and Related Considerations.”

Income Taxation of Non-U.S. Investors

A Non-U.S. Investor generally will not be subject to federal income tax with respect to gain recognized on the sale or other disposition of the Shares, or on the sale of gold by the Trust, unless (1) the Non-U.S. Investor is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition and the gain is treated as being from U.S. sources or (2) the gain is effectively connected with the conduct by the Non-U.S. Investor of a trade or business in the United States and certain other conditions are met. Non-U.S. Investors are advised to consult their own tax advisers as to the tax consequences, under the laws of any non-U.S. jurisdiction to which they are subject, of their purchase, holding, sale and redemption of or any other dealing in the Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

Estate and Gift Tax Considerations for Non-U.S. Investors

Individuals who are neither citizens nor residents (as determined for federal estate and gift tax purposes) of the United States (collectively, “Non-Residents”) are subject to estate tax on all property that has a U.S. “situs.” The Shares may well be considered to have a U.S. situs for these purposes. If the Shares are so considered, they would be includible in the U.S. gross estate of a Non-Resident investor; federal estate tax is imposed at rates of up to 40% of the fair market value of the U.S. taxable estate. In addition, the federal “generation-skipping transfer tax” may apply in certain circumstances. The estate of a Non-Resident investor who was resident in a country that has an estate tax treaty with the United States may be entitled to benefit from such treaty.

For Non-Residents, the federal gift tax generally applies only to gifts of tangible personal property or real property having a U.S. situs. Tangible personal property (including gold) has a U.S. situs if it is physically located in the United States.

Non-Resident investors are urged to consult their tax advisers regarding the possible application of federal estate, gift and generation- skipping transfer taxes in their particular circumstances.

U.S. Information Reporting and Withholding

The Trustee will make information available that will enable brokers and custodians through which investors hold the Shares to prepare and file certain information returns with the IRS, and will provide certain tax related information to investors, in connection with the Trust. To the extent required by applicable regulations, each investor will be provided with information regarding its allocable portion of the Trust’s annual income, deductions, gains and losses (if any). A U.S. Investor may be subject to federal backup withholding, at the rate of 24%, in certain circumstances unless it provides its taxpayer identification number to its broker and complies with certain certification procedures; the amount of any backup withholding will be allowed as a credit against an investor’s federal income tax liability and may entitle an investor to a refund, provided that the required information is timely furnished to the IRS. A Non-U.S. Investor may have to comply with certification procedures to establish that it is not a U.S. Investor, and some Non-U.S. Investors will be required to meet certain information reporting or certification requirements imposed by the Foreign Account Tax Compliance Act, to avoid withholding.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including IRAs and individual retirement annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to ERISA or the Code, respectively (collectively, Plans), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA. The U.S. Department of Labor (“DOL”) has issued regulations, advisory opinion letters and other rulings and releases that pertain to the investment of the assets of Plans, and each Plan fiduciary should consider ERISA and the regulations and guidance thereunder when considering an investment in the Shares.

Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code section 4975 but may be subject to substantially similar rules under state or other federal law. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

When contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including (1) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instrument, (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person,” (3) the Plan’s funding objectives, and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the Plan’s overall investment policy, the composition of its investment portfolio and its need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. Section 2550.404a-1.

As discussed under “Investment by Certain Retirement Plans,” above, there are important questions about the tax consequences of an IRA’s or a Tax-Qualified Account’s investment in the Shares, and IRA owners and plan participants are strongly urged to consult with their tax advisors before directing any such accounts to invest in the Shares, because the acquisition of the Shares may be considered a taxable distribution from the IRA.

Section 406 of ERISA and Section 4975 of the Code prohibit specific transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan, including fiduciaries and other service providers to the Plan, and certain affiliates of those persons. These persons are known as “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code. If the Trust, the Trustee, the Sponsor, the Custodian, the underwriter or any of their respective affiliates is a party in interest or a disqualified person to a Plan, the acquisition and/or holding of interests in the Fund by that Plan may be or may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption applies. Plan fiduciaries should talk to their advisors about the prohibited transaction rules and exceptions. There can be no assurance that any of the exemptions will be available with respect to an investment in the Shares. Even if an exemption were to apply, such exemption might not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan’s investment in the Shares. Plan fiduciaries should not invest in the Shares unless they have concluded that no prohibited transactions will result from such investment. Plan fiduciaries should consult their own legal advisors as to whether an investment in the Shares could result in liability under ERISA or the Code.

Plans that purchase the Shares will be deemed to have represented, warranted and agreed that (i) none of the Trust, the Trustee, the Sponsor, the Custodian or any of their respective affiliates has provided any investment recommendation or investment advice to the Plan, or any fiduciary or other person investing on behalf of the Plan or who otherwise has discretion or control over the investment and management of “plan assets” (“Plan Fiduciary”), on which either the Plan or Plan Fiduciary has relied in connection with the decision to purchase the Shares, (ii) the Transaction Parties are not otherwise acting as a “fiduciary,” as that term is defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan or Plan Fiduciary in connection with the Plan’s purchase of the Shares, and (iii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

PLAN OF DISTRIBUTION

Sales by Authorized Participants

The Trust issues the Shares in Baskets only to Authorized Participants in exchange for deposits of gold on a continuous basis. As of the date of this Prospectus, the Trust has an agreement with each of Virtu Americas LLC and Goldman Sachs & Co. LLC as Authorized Participant. A Basket consists of at least 25,000 Shares and the Trust will not issue fractions of a Basket to Authorized Participants. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter.

Investors that purchase the Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with the Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the Securities Act.

The offering of Baskets is being made in compliance with FINRA Conduct Rule 2310. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with such offering of the Shares in excess of 10% of the gross proceeds of the offering. Authorized Participants, including an affiliate of the Sponsor, may receive commissions/fees from investors who purchase the Shares.

Pursuant to the Marketing Agreement, ALPS Distributors, Inc. as the marketing agent, provides the following marketing services to the Sponsor in connection with the Trust: (1) reviewing and approving advertising and sales literature, (2) advertising regulatory and disclosure guidance, (3) filing required materials with the FINRA, (4) facilitating communications with, and delivery of documents to, Authorized Participants, (5) order processing oversight services and (6) managing a client portal that includes historical reports stored for retention periods defined by applicable regulators.

DESCRIPTION OF THE TRUST

The Trust

The Trust is governed by the Trust Agreement between the Sponsor and the Trustee, as amended from time to time. The Trust Agreement sets out the rights of investors and the rights and obligations of the Sponsor and the Trustee. The Trust has no fixed termination date.

The activities of the Trust are limited to: (1) issuing Baskets in exchange for the gold deposited by Authorized Participants with the Custodian for safekeeping; (2) delivering gold in exchange for Baskets surrendered by Authorized Participants for redemption; (3) selling gold as needed to pay the Sponsor Fee and reimburse the Sponsor for expenses that the Sponsor has paid on the Trust’s behalf; and (4) selling gold as needed to pay Trust expenses not assumed by the Sponsor.

The assets of the Trust consist primarily of gold held at the Custodian on behalf of the Trust. Gold is sold: (i) to pay the Sponsor Fee and reimburse the Sponsor for expenses that the Sponsor has paid on the Trust’s behalf; (ii) to pay the expenses of the Trust not assumed by the Sponsor; and (iii) if the Trust terminates and liquidates its assets. Gold will be delivered or sold as otherwise required by law or regulation. The sale of gold by the Trust, including the sale of gold to generate cash to pay its fees and expenses, is a taxable event for investors. See “Federal Income Tax Consequences—Taxation of U.S. Investors.”

The Trust is not registered as an investment company under the 1940 Act, and is not required to register under such act. The Trust does not and will not hold or trade in commodity futures contracts regulated under the Commodity Exchange Act. The Trust is not a commodity pool for purposes of the Commodity Exchange Act and neither of the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor under the Commodity Exchange Act in connection with the Shares.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of gold represented by the Baskets being created or redeemed. The total amount of gold required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The initial amount of gold required for deposit with the Trust to create Shares was 500 Fine Ounces of gold per Basket, which was the equivalent of 50,000 Shares (i.e., the initial size of a Basket when the Trust was launched). The number of Fine Ounces of gold required to create a Basket or to be delivered upon a redemption of a Basket will gradually decrease over time. This is because the Shares comprising a Basket will represent a decreasing amount of gold due to the issuance of Shares, or the delivery or sale of the Trust’s gold to pay the Sponsor Fee or the Trust’s expenses not assumed by the Sponsor.

Physical Gold held on behalf of the Trust by the Custodian consists of gold bullion that meets the London Good Delivery Standards.

Trust Expenses

The Trust’s only ordinary recurring expense is the remuneration due to the Sponsor of 0.18% of the Net Asset Value of the Trust. In exchange for the Sponsor Fee, the Sponsor has agreed to assume and be responsible for the payment of the following expenses, up to the Fee Cap: fees for the Trustee’s ordinary services and reimbursement of its ordinary out-of-pocket expenses; the Custodian’s fees and expenses reimbursable to the Custodian pursuant to the Custody Agreement; the marketing expenses of the Trust; the listing fees of the Trust on the Exchange; registration fees associated with the Trust charged by the SEC; printing and mailing costs; expenses for the maintenance of any website of the Trust; audit fees and expenses; routine legal fees and expenses associated with the ordinary course of the Trust’s operations; and the expense of the first two examinations of the Custodian’s records relating to the Unallocated Account and the first two audits of the Physical Gold held in the Allocated Account during any fiscal year (with the expense of any further examination or audits during such fiscal year to be an expense of the Trust).

The Sponsor shall not be responsible for any other expenses, including litigation expenses associated with the Trust, taxes and other governmental charges (except and solely to the extent as may otherwise be agreed to in writing between the Sponsor and the Custodian), the Trustee’s expenses not reimbursed by the Sponsor pursuant to the Trust Agreement, indemnification of the Trustee or the Sponsor pursuant to the Trust Agreement, any expenses that are in excess of the Fee Cap, extraordinary expenses incurred on behalf of the Trust, and otherwise as set forth in the Trust Agreement. Extraordinary expenses shall include any fixing fees charged in connection with sales of gold required by applicable law or regulation or required upon termination of the Trust. See “The Sponsor.”

The Sponsor Fee accrues daily based on the prior Business Day’s Net Asset Value and is payable in cash from the Trust Property or the sale of gold in accordance with the Trust Agreement. The fee is paid on the second business day of each month or as soon as reasonably practicable thereafter in respect of the prior month (or on the date of termination of the Trust Agreement, in respect of the period commencing on the first day of the period beginning after the last period in respect of which the Sponsor Fee was paid and ending on such termination date. The Sponsor may earn a profit on its fees.

From time to time, the Sponsor may waive all or a portion of the Sponsor Fee at its discretion. The Sponsor is under no obligation to continue a waiver after the end of a stated period, and, if such waiver is not continued, the Sponsor Fee will thereafter be paid in full. Presently, the Sponsor does not intend to waive any of its fees. The Sponsor may instruct the Trustee from time to time to withhold a portion of the Sponsor Fee otherwise payable to the Sponsor and to pay such withheld portion to persons identified by the Sponsor for purpose of satisfying certain expenses of the Trust for which the Sponsor is responsible. Furthermore, the Sponsor may, in its sole discretion, agree to rebate a portion of the Sponsor Fee attributable to Shares held by certain institutional investors subject to minimum shareholding and lock up requirements as determined by the Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and pursuant to a Sponsor Fee Rebate Agreement. Pursuant to such agreement, the Sponsor will waive the Sponsor Fee during a period specified in a Sponsor Fee Rebate Agreement for an investor that purchases newly issued Shares from and through an Authorized Participant. During such period, the Sponsor agrees to rebate to the investors an amount in cash equal to a portion of the amount of the Sponsor Fee accrued on the value of the Shares covered in the agreement. The Sponsor is under no obligation to provide any rebates of the Sponsor Fee. Neither the Trust nor the Trustee will be a party to any Sponsor Fee rebate arrangements negotiated by the Sponsor.

Extraordinary expenses of the Trust that are not assumed by the Sponsor (as discussed above) may be paid by the Sponsor at its sole discretion. Otherwise, the Trustee will, when directed by the Sponsor, and, in the absence of such direction may, in its discretion, sell gold in such quantity and at such times as may be necessary to permit payment in cash of the Trust’s extraordinary expenses not assumed by the Sponsor. The Trustee is authorized to sell gold as directed by the Sponsor or otherwise at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than gold. Accordingly, the amount of gold to be sold will vary from time to time depending on the level of the Trust’s expenses and the market price of gold. When selling gold, the Trustee shall endeavor to place orders with dealers (which may include the Custodian) as directed by the Sponsor, or in the absence of such discretion, with the Custodian or if the Custodian is unable or unwilling to execute such orders, with dealers through which the Trustee may reasonably expect to obtain a favorable price and good execution of the orders. Cash held by the Trustee pending payment of the Trust’s expenses will not bear any interest.

Valuation of Gold and Computation of Net Asset Value

On each business day that the Cboe BZX Exchange (NYSE Arca prior to February 3, 2022) is open for regular trading, as promptly as practicable after 4:00 p.m. New York City time, the Trustee values the gold held by the Trust and determines the Net Asset Value of the Trust, as described below.

The Net Asset Value of the Trust is the aggregate value of gold and other assets, if any, of the Trust (other than any amounts credited to the Trust’s reserve account, if any) including cash, if any, less liabilities of the

Trust, which include estimated accrued but unpaid fees, expenses and other liabilities. The reserve account, if established, will be a separate non-interest bearing account with the Trustee or such other banking institution specified by the Sponsor, or if the Sponsor fails so to specify, as selected by the Trustee, in the name, and for the benefit, of the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of the Trust Agreement. The Trustee will hold in such account all cash that it has credited to such account to reflect the reserves for taxes or other governmental charges and other contingent liabilities payable out of the Trust that the Trustee has determined from time to time to be required by GAAP. The Trustee also determines the Net Asset Value per Share by dividing the Net Asset Value of the Trust by the number of the Shares outstanding as of the close of trading on the Exchange (which includes the net number of any Shares deemed created or redeemed on such evaluation day).

All gold is valued based on its Fine Ounce content, calculated by multiplying the weight of gold by its purity; the same methodology is applied independent of the type of gold held by the Trust. The Trustee values the gold held by the Trust based on the LBMA Gold Price PM, or the LBMA Gold Price AM, if such day’s LBMA Gold Price PM is not available. If no LBMA Gold Price PM or LBMA Gold Price AM is available for the day, the Trustee values the Trust’s gold based on the most recently announced LBMA Gold Price PM or LBMA Gold Price AM. If the Sponsor determines that such price is inappropriate to use, it must identify an alternate basis for evaluation to be employed by the Trustee. The Sponsor may instruct the Trustee to use a different price which is reasonably available to the Trustee at no cost to the Trustee that the Sponsor determines to fairly represent the commercial value of the Trust’s gold.

The Trustee’s estimation of accrued but unpaid fees, expenses and liabilities is conclusive upon all persons interested in the Trust, and no revision or correction in any computation made under the Trust Agreement is required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the investors may rely on any evaluation or determination of any amount made by the Trustee, and, except for any determination by the Sponsor as to the price to be used to evaluate gold, the Sponsor has no responsibility for the evaluation’s accuracy. The determinations the Trustee makes are made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee is not liable to the Sponsor, Authorized Participants, investors or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from bad faith or gross negligence in the performance of its duties.

Impact of Trust Expenses on the Trust’s Net Asset Value

The Net Asset Value of the Trust is used to compute the Sponsor Fee, and the Trustee subtracts from the Net Asset Value of the Trust the amount of accrued Sponsor Fee. The Trust pays the Sponsor Fee and reimburses the Sponsor for expenses that the Sponsor has paid on the Trust’s behalf in cash from the Trust Property or the sale of gold in accordance with the Trust Agreement. Should the need arise for the Trust to sell gold for expenses the Sponsor does not pay, the purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the price of gold. Gold not needed to redeem Baskets is held in physical form by the Custodian. As a result of the potential sales of gold to pay in cash the Sponsor Fee and expenses that the Sponsor has paid on the Trust’s behalf, and the Trust expenses not assumed by the Sponsor, the Net Asset Value of the Trust and, correspondingly, the fractional amount of gold represented by each share, will decrease over the life of the Trust. New deposits of gold, received in exchange for additional new Baskets issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the payment by the Trust of the Sponsor Fee. It assumes that the price of gold will remain constant during the three-year period covered.

The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional amount of gold represented by each share.

	Year 1	Year 2	Year 3
Hypothetical gold price per ounce	$1,250.00	$1,250.00	$1,250.00
Sponsor Fee	0.18%	0.18%	0.18%
Shares of trust, beginning	100,000	100,000	100,000
Ounces of gold in trust, beginning	1,000.000	998.200	996.403
Beginning Net Asset Value of the Trust	$1,250,000.00	$1,247,750.00	$1,245,504.05
Beginning NAV per Share of the Trust	12.50	12.48	12.46
Gold sold to cover the Sponsor Fee (Ounces)	(1.800)	(1.797)	(1.794)
Closing ounces of gold in trust	998.200	996.403	994.610
Closing NAV	1,247,750.00	1,245,504.05	1,243,262.14
Ending NAV per Share	$12.48	$12.46	$12.43

Termination of the Trust

The Trustee will notify investors at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	the Trustee is notified that the Shares are delisted from the Cboe BZX Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•	investors acting in respect of at least 75% of the outstanding Shares notify the Trustee that they elect to terminate the Trust;

•

60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Trustee was removed and a successor trustee has not been appointed and accepted its appointment;

•

any sole Custodian then acting resigns or is removed and no successor custodian has been employed within 90 days (or, if applicable, within such shorter period that equals the period the Custodian is required to continue as custodian after such resignation or removal under a Custody Agreement) of such resignation or removal;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Trustee has actual knowledge of such Commission determination;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Trustee has actual knowledge of that determination;

•

the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” for federal tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that, because of that tax treatment or change in tax treatment, the termination of the Trust is advisable;

•	the Trustee receives notice from the Sponsor of its decision to terminate the Trust;

•

60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity; or

•

if the law governing the Trust limits the maximum period during which the Trust may continue, upon the expiration of 21 years after the death of the last survivor of all of the descendants of Elizabeth II, Queen of England, living on July 26, 2018.

If the Sponsor fails to undertake or perform, or becomes incapable of undertaking or performing, any of the duties that by the terms of the Trust Agreement are required to be undertaken or performed by it and such failure or incapacity is not cured within 30 days following receipt of notice from the Trustee of such failure or incapacity, or if the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Sponsor shall be deemed conclusively to have resigned effective immediately upon the occurrence of any of the specified events, or if the Sponsor resigns by sending notice of resignation to the Trustee without the appointment by the resigning Sponsor of a successor Sponsor qualified to assume the duties of the Sponsor, the Trustee may do any one or more of the following: (i) it may appoint a successor Sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the Sponsor under the Trust Agreement by an instrument of appointment and assumption executed by the successor Sponsor by the Trustee; or (ii) it may terminate and liquidate the Trust and distribute its remaining assets pursuant to the Trust Agreement. Any appointment of a successor Sponsor by the resigning Sponsor is subject to the prior written consent of the Trustee which may not be unreasonably withheld.

The Trustee shall have no obligation to appoint a successor Sponsor or to assume the duties of the Sponsor and shall have no liability to any person because the Trust is or is not terminated pursuant to the preceding sentence.

On and after the date of termination of the Trust, the Trustee shall not accept any deposits of gold. If any Shares remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to investors, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell gold as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Trustee by Authorized Participants (after deducting or upon payment of, in each case, the fee of the Trustee for the surrender of Shares, any expenses for the account of the investors in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 60 days following the date of termination of the Trust, the Trustee shall sell the Trust assets then held under the Trust Agreement pursuant to the Sponsor’s direction, or, if the Sponsor fails to provide such direction, as the Trustee determines and may thereafter hold the net proceeds of any such sale, together with any other cash then held by the Trustee under the Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of the investors that have not theretofore surrendered their Shares. The Trustee shall have no liability for loss or depreciation resulting from any sale made pursuant to the Sponsor’s direction or otherwise made by the Trustee in good faith. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to deliver to investors against the surrender of their Shares their pro rata portion of the net proceeds and other cash (after deducting, in each case, any accrued fees and expenses, any taxes, other governmental charges or liabilities payable by the Trust, and any expenses for the account of the investors in accordance with the terms and conditions of the Trust Agreement). Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for their certain obligations to the Trustee that survive termination of the Trust Agreement.

Amendments

The Trustee and the Sponsor may amend any provisions of the Trust Agreement without the consent of any person, including any investor, provided that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the investors, will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the investors. Notwithstanding the foregoing, the Sponsor may increase or decrease the Sponsor Fee upon three business days’ prior notice being posted on the website of the Trust and upon three business days’ prior notice being given to the Trustee. Every investor, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of Authorized Participants to surrender Baskets and receive therefore the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the investors under the Trust Agreement, are governed by New York State law. The Sponsor, the Trustee, DTC, each Authorized Participant by its delivery of an Authorized Participant Agreement and each investor by the acceptance of a share consents to the non-exclusive jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee. By consenting to New York jurisdiction, an investor waives any claim that a New York court is an inconvenient venue or is otherwise inappropriate. As such, an investor could be required to litigate a matter relating to the Trust in a New York court, even if that court may otherwise be inconvenient for the investor.

Fiscal Year

The fiscal year of the Trust ends on December 31 of each year. The Sponsor may select an alternate fiscal year.

Not a Regulated Commodity Pool

The Trust does not trade in gold futures contracts on COMEX or on any other futures exchange. Because the Trust does not trade in gold futures contracts on any futures exchange, the Trust is not regulated by the CFTC under the Commodity Exchange Act as a “commodity pool,” and is not operated by a CFTC-regulated commodity pool operator. Investors in the Trust do not receive the regulatory protections afforded to investors in regulated commodity pools, nor may COMEX or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust do not benefit from the protections afforded to investors in gold futures contracts on regulated futures exchanges.

Other Methods of Investing in Gold

The Trust competes with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, direct investments in gold and investment vehicles similar to the Trust.

DESCRIPTION OF THE SHARES

The Trustee is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Trustee will create Shares in Baskets (a Basket equals a block of at least 25,000 Shares) only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust and have no par value.

Investors may obtain gold pricing information based on the spot price for a Fine Ounce from various financial information service providers. Current spot prices also are generally available with bid/ask spreads from gold bullion dealers. In addition, the Trust’s website provides pricing information for gold spot prices and the Shares. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The Net Asset Value of the Trust is published by the Sponsor on each day that the Exchange is open for regular trading and will be posted on the Trust’s website.

Any creation and issuance of Shares above the amount registered on the registration statement of which this Prospectus is a part will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. Holders of the Shares do not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. All Shares are of the same class with equal rights and privileges. Each share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which investors may vote under the Trust Agreement. The Shares are entitled to be redeemed or exchanged for gold. The Shares do not entitle their holders to any conversion or pre-emptive rights or redemption rights for single Shares.

Redemption of Shares

The Shares may be redeemed by or through an Authorized Participant in Baskets. See “Creation and Redemption of Shares by Authorized Participants” for details.

Distributions

If the Trust is terminated and liquidated, the Trustee will distribute to the investors any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. Investors of record on the record date fixed by the Trustee in consultation with the Sponsor for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting Rights

Under the Trust Agreement, investors have no voting rights, except in the following limited circumstances: (i) registered holders of at least 25% of the Shares have the right to require the Trustee to cure any material breach by it of the Trust Agreement, and (ii) registered holders of at least 75% of the Shares have the right to require the Trustee to terminate the Trust Agreement. Otherwise, no investor shall have any right to vote or in any manner otherwise to control the operation or management of the Trust. In addition, certain amendments to the Trust Agreement require advance notice to the investors before the effectiveness of such amendments, but no investor vote or approval is required for any amendment to the Trust Agreement.

Book-Entry Form

Individual certificates are not issued for the Shares. Instead, one or more global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, investors may only hold Shares through (i) DTC Participants, (ii) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), or (iii) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Investors who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trustee will terminate the Trust.

The rights of the investors generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may direct the Trustee to declare a split or reverse split as of a record date in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

THE SPONSOR

Goldman Sachs Asset Management, L.P., a Delaware limited partnership, is the Sponsor of the Trust. Goldman Sachs Asset Management, L.P. has been registered as an investment adviser with the Securities and Exchange Commission since 1990 and is an indirect, wholly-owned subsidiary of GS Group Inc. and affiliate of Goldman Sachs & Co. LLC. Founded in 1869, Group, Inc. is a publicly-held financial holding company and a leading global investment banking, securities and investment management firm. As of December 31, 2021, Goldman Sachs Asset Management, L.P., including its investment advisory affiliates, had assets under supervision of approximately $2.21 trillion. The Sponsor’s office is located at 200 West Street, New York, NY 10282 and its phone number is 212-902-1000.

The Sponsor’s Role

In exchange for the Sponsor Fee, the Sponsor has agreed to assume the payment of expenses incurred by the Trust, including but not limited to: organizational expenses; the Trustee’s monthly fee for its ordinary services and reimbursement of its ordinary out-of-pocket expenses; the Custodian’s fees and expenses reimbursable to it pursuant to the Custody Agreement (if any); marketing expenses; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees and expenses; routine legal fees and expenses and the expense of the first two examinations of the Custodian’s records relating to the Unallocated Account and the first two audits of the Physical Gold held in the Allocated Account during any fiscal year (with the expense of any further examination or audits during such fiscal year to be an expense of the Trust) (for instance, the Sponsor may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the Trust, including any legal matters relating to the possible disposition or acquisition of any gold. Such fees and expenses shall be paid by the Sponsor). However, the Sponsor will not be responsible for litigation expenses, taxes and other governmental charges (except and solely to the extent as may otherwise be agreed to in writing between the Sponsor and the Custodian), indemnification of the Trustee or the Sponsor pursuant to the Trust Agreement, extraordinary expenses, and otherwise as set forth in the Trust Agreement.

Additionally, the Sponsor generally oversees the performance of the Trustee and the Trust’s principal service providers, but does not exercise day-to-day oversight of the Trustee or such service providers. The Sponsor may, in its sole discretion, remove the Trustee and appoint a successor trustee (1) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $150 million), (2) if, having received written notice from the Sponsor or registered owners acting on behalf of at least 25% of the outstanding Shares, of a material breach of the Trustee’s obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days, or (3) if the Trustee fails to consent to the implementation of an amendment to the Trust’s Internal Control Over Financial Reporting reasonably deemed necessary by the Sponsor and, after consultation, the Sponsor and the Trustee fail to resolve their differences regarding the proposed amendment. The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter.

In addition, the Sponsor: (1) will develop a marketing plan for the Trust on an ongoing basis; (2) will prepare marketing materials regarding the Shares; (3) maintains the Trust’s website; and (4) may engage a specialist bullion assaying firm to provide inspections of the gold bullion held on behalf of the Trust.

Liability of the Sponsor and Indemnification

The Trust Agreement provides that the Sponsor will not assume any obligation nor shall the Sponsor be subject to any liability to any registered owner of Shares, beneficial owner of Shares, Authorized Participant or other person (including liability with respect to the worth of the Trust Property), except that the Sponsor agrees to perform its obligations under the Trust Agreement without gross negligence, willful misconduct or bad faith.

The Sponsor or any of its directors, officers, managers, members, employees, agents or affiliates will not be liable if the Sponsor is prevented, forbidden, subject to civil or criminal penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental or regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control. The Sponsor will not be liable by reason of any non-performance or delay in the performance of any action which may be performed under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement.

The Sponsor and its members, managers, directors, officers, employees, agents and affiliates shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement, or any such other agreement, or (ii) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement, or any such other agreement. The Sponsor and its members, managers, directors, officers, employees, agents and affiliates shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with any services the Custodian may, directly or indirectly, separately offer or provide to any beneficial owner. Such indemnities shall include payment from the Trust of the reasonable costs and expenses incurred by such indemnified party in investigating or defending itself against any such loss, liability or expense or any claim therefor, provided that such indemnified party shall repay to the Trust the amount of any such reasonable costs and expenses paid by the Trust to the extent it may be ultimately determined that such indemnified party was not entitled to be indemnified under the Trust Agreement because clause (i) or clause (ii) of this paragraph applied.

The Sponsor may rely on information provided by the Trustee from the records of the Trust for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Management of the Sponsor

The Trust does not have any directors, officers or employees. The following persons, who are officers of the Sponsor, perform certain functions with respect to the Trust that, if the Trust had executive officers, would typically be performed by them.

Michael Crinieri, 56, has served as the global head of Exchange Traded Funds within the Sponsor since 2014 and performs the functions with respect to the Trust that, if the Trust had executive officers, would typically be performed by the Principal Executive Officer. Prior to this role, he headed the global ETF business in the Securities Division of Goldman Sachs & Co. LLC. Prior to joining the Sponsor, Mr. Crinieri worked for ten years at Morgan Stanley, where he held various positions across ETF trading, marketing and product development.

Joseph DiMaria, 53, has served as a Managing Director of the Sponsor and has managed the Goldman Sachs Consumer Investment Management Division (CIMD) Fund Controllers team since 2015 and performs the functions with respect to the Trust that, if the Trust had executive officers, would typically be performed by the Principal Financial Officer and Principal Accounting Officer. He currently serves as the principal financial officer, treasurer and principal accounting officer of the Goldman Sachs Trust, Goldman Sachs Variable

Insurance Trust, Goldman Sachs Trust II, Goldman Sachs ETF Trust, Goldman Sachs MLP and Energy Renaissance Fund and Goldman Sachs Real Estate Diversified Income Fund. Prior to joining the Sponsor, Mr. DiMaria spent 12 years with Columbia Threadneedle Investments.

Successor Sponsor

The Trustee has no obligation to appoint a successor Sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in “Description of the Trust—Terminating the Trust” above.

THE TRUSTEE

BNYM, a banking corporation organized under New York State law with trust powers, serves as the Trustee. The Trustee has a trust office at 240 Greenwich Street, New York, New York 10286. The Trustee is subject to supervision by the New York State Financial Services Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption Basket composition, Net Asset Value of the Trust, transaction fees for the creation and redemption of Baskets and the names of the parties that have executed an Authorized Participant Agreement may be obtained from the Trustee. A copy of the Trust Agreement is available for inspection at the Trustee’s trust office identified above. Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of at least $150 million.

The Trustee’s Role

The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trustee’s principal responsibilities include: (1) valuing the Trust’s gold and calculating the Net Asset Value per Share of the Trust; (2) supplying inventory information received from the Custodian to the Sponsor for the Trust’s website; (3) receiving and processing orders from Authorized Participants for the creation and redemption of Baskets; (4) coordinating the processing of orders from Authorized Participants with the Custodian and DTC, including coordinating with the Custodian the receipt of gold transferred to the Trust in connection with each issuance of Baskets; (5) effecting the sale of gold to pay the Sponsor Fee in cash; (6) effecting the sale of gold to reimburse the Sponsor for cash payments owed by the Trust, but undertaken by the Sponsor; (7) effecting the sale of gold pursuant to the Sponsor’s direction or otherwise as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor; (8) holding the Trust’s cash and other financial assets, if any; (9) when appropriate, making distributions of cash or other property (other than gold) to investors; and (10) receiving and reviewing reports on the custody of and transactions in the Trust’s gold from the Custodian and taking such other actions in connection with the custody of gold as the Sponsor instructs. The Trustee shall, with respect to directing the Custodian, act in accordance with the instructions of the Sponsor in accordance with the Trust Agreement. Under the agreement with the Custodian, the Trustee, the Sponsor and their Physical Gold auditors, identified representatives, and independent public accountants may visit the premises of the Custodian for the purpose of examining the Trust’s gold and certain related records maintained by the Custodian.

The Trustee does not monitor the performance of the Custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreement. The Trustee, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Trustee will assist and support the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust. The Trustee’s monthly fees and out-of-pocket expenses will be paid by the Sponsor. Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell gold or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Trustee will keep proper books of registration and transfer of Shares at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Trustee’s satisfaction that such person is an investor at all reasonable times during the usual business hours of the Trustee. The Trustee will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any investor.

Qualifications of the Trustee

The Trust Agreement provides that the Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states and authorized under such laws to exercise corporate trust powers, (2) a participant in DTC or such other securities depository as shall then be acting with respect to the Shares and (3) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the Code to apply, a banking institution as defined in Code section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $150 million.

General Duty of Care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee-Limitation on Trustee’s liability” and “The Trustee-Trustee’s Liability for Custodial Services and Agents.”

Limitation on Trustee’s Liability

The Trust Agreement provides that the Trustee will not assume any obligation nor shall the Trustee be subject to any liability to any registered or beneficial owner of the Shares, Authorized Participant or other person (including liability with respect to the worth of the Trust Property), except that the Trustee agrees to perform its obligations under the Trust Agreement without gross negligence, willful misconduct or bad faith. The Trustee shall not have any obligation or liability for, or otherwise related to, any services the Custodian may, directly or indirectly, separately offer or provide to any beneficial owner. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (1) from the Sponsor, the Custodian or any entity acting on behalf of either which the Trustee believes is given pursuant to or is authorized by the Trust Agreement or the Custody Agreement, respectively; and (2) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants, any Authorized Participant, any registered owner, any beneficial owner, or any other person believed by it in good faith to be competent to give such advice or information. The Trustee or any of its respective directors, officers, managers, members, employees, agents or affiliates will not be liable if the Trustee is prevented, forbidden, subject to civil or criminal penalty or delayed in meeting its obligations under the Trust Agreement by reason of any law, regulation, governmental regulatory authority, stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control.

The Trustee will not be liable by reason of any non-performance or delay in the performance of any action which may be performed under the Trust Agreement or by exercising, or not, any discretion provided for in the Trust Agreement. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Trustee’s Liability for Custodial Services and Agents

The Trust Agreement provides that the Trustee will not be answerable for the default or misconduct of the Custodian, agents, attorneys, accountants, auditors and other professionals appointed by the Sponsor to provide services on behalf of the Trust. The Trustee may also employ custodians for Trust assets other than gold, agents, attorneys, accountants, auditor and other professionals (including any affiliate of the Trustee or of the Sponsor) but shall not be responsible for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors or other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals were selected with reasonable care. In no event shall the Trustee be liable for (i) any loss or damage resulting from the actions or omissions of, or the insolvency of, the Custodian or any Sub-Custodian or loss or damage to the gold while in the possession of, or in transit to or from, the Custodian or any Sub-Custodian, (ii) the amount, validity or adequacy of insurance maintained by the Custodian or any Sub-Custodian, (iii) any defect in gold held by the Custodian or any Sub-Custodian, (iv) any failure of the gold to conform to the requirements of Physical Gold and (v) any failure of gold to conform to a description thereof provided by the Custodian to the Trustee.

Taxes

Under the Trust Agreement, the Trustee will not be personally liable for any taxes or other governmental charges imposed on the gold or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or on it as Trustee or on or in respect of the Trust or the Shares that it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction, notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Trustee. For all such taxes and charges and for any expenses, including reasonable counsel’s fees, that the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets, and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trust Agreement provides that the Trustee, its directors, officers, employees, shareholders agents and affiliates (as defined under the Securities Act) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including the Custody Agreement and any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements), or otherwise by reason of the Trustee’s acceptance or administration of the Trust to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement, or any actions taken in accordance with the provisions of this Agreement or any such other agreement, or (ii) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement. Each indemnified party shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with any services the Custodian may, directly or indirectly, separately offer or provide to any beneficial owner. Such indemnities shall include payment from the Trust of the reasonable costs and expenses incurred by such indemnified party in investigating or defending itself against any such loss, liability or expense or any claim therefor, provided that such indemnified party shall repay to the Trust the amount of any such reasonable costs and expenses paid by the Trust to the extent it may be ultimately determined that such indemnified party was not entitled to be indemnified under the Trust Agreement because clause (i) or clause (ii) of the sentence preceding the prior sentence applied. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for Actions Taken to Protect the Trust

Under the Trust Agreement, the Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs and expenses resulting from actions taken to protect the Trust and the rights and interests of investors under the Trust Agreement are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of investors pursuant to the terms of the Trust Agreement.

Protection for Amounts Due to Trustee

The Trustee is entitled to receive from the Sponsor Fee for its ordinary services and reimbursement for its out-of-pocket expenses in accordance with a written agreement between the Sponsor and the Trustee. Should the

Sponsor fail to pay such fees and expenses, the Trustee is authorized to charge such fees and expenses to the Trust, in an amount not exceeding the amount that could be charged to the Trust in respect of the Sponsor Fee (and the Trustee may charge such fees and expenses to the Trust to such extent without regard to whether, because of the Sponsor default, fee waiver or other reason, the Sponsor may not then be entitled to such fee), and any subsequent amounts paid to the Sponsor pursuant to the Trust Agreement shall be net of amounts so withheld. The Trustee’s right of reimbursement shall be secured by a lien on amounts chargeable to the Trust for the Sponsor Fee without giving effect to any fee waiver then in effect, prior to the interest of the Custodian, the Sponsor, the investors and any other person.

The Trustee is entitled to charge, and to be reimbursed by, the Trust for all expenses and disbursements incurred by it in the performance of its duties under the Trust Agreement, including the reasonable fees and disbursements of its legal counsel and expenses identified in the Custody Agreement as payable by the Trustee, other than (1) amounts payable by the Sponsor to the Trustee as described in the preceding paragraph, (2) expenses and disbursements incurred by the Trustee prior to the commencement of the trading of the Shares on the Exchange and (3) fees of agents for performing services the Trustee is required to perform under the Trust Agreement. The Trustee’s right of reimbursement for expenses and disbursements under this paragraph shall constitute a lien on, and the amount thereof shall be deductible against, the assets of the Trust.

Any pecuniary cost, expense or disbursement of the Trustee resulting from actions taken to protect the Trust and the rights and interests of investors pursuant to the Trust Agreement, including the Trustee’s appearance in, prosecution of or defense of any action that it considers necessary or desirable to protect the Trust or the interests of the investors, shall be deductible from, and constitute a lien on, the assets of the Trust.

Holding of Trust Property Other Than Gold

All moneys held by the Trustee shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such held monies shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust. The Trustee may also employ custodians for Trust assets other than gold, agents, attorneys, accountants, auditors and other professionals (including any affiliate of the Trustee and of the Sponsor) and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. Any Trust assets other than gold or cash will be held by the Trustee either directly or through the Federal Reserve/Treasury Book Entry System for United States and federal agency securities (Book Entry System), DTC, or through any other clearing agency or similar system (Clearing Agency), if available. The Trustee will have no responsibility or liability for the actions or omissions of the Book Entry System, DTC or any Clearing Agency. The Trustee shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes, or similar matters relating to securities held at DTC or with any Clearing Agency unless the Trustee has received actual and timely notice of the same.

Resignation, Discharge or Removal of Trustee; Successor Trustees

Under the Trust Agreement, the Trustee may at any time resign as Trustee by written notice of its election to do so and delivery of such notice to the Sponsor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as provided in the Trust Agreement.

The Sponsor may, in its sole discretion, remove the Trustee as trustee by written notice delivered to the Trustee no more than 120 and at least 90 days prior to the fifth anniversary of the date of the Trust Agreement or, thereafter, by written notice delivered to the Trustee no more than 120 and at least 90 days prior to the last day of any subsequent three-year period. Subject to the terms of the Trust Agreement, such removal shall take effect upon the appointment of a successor trustee and its acceptance of such appointment.

The Sponsor may, in its sole discretion, also remove the Trustee at any time if the Trustee (1) ceases to be a Qualified Bank (as defined below), (2) is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or investors acting on behalf of at least 25% of the outstanding Shares specifying such default and requiring the Trustee to cure such default, or (3) fails to consent to the implementation of an amendment to the Trust’s Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultation, the Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment. Under such circumstances, the Sponsor acting on behalf of the investors, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

A “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (1) is a DTC Participant or a participant in such other depository as is then acting with respect to the Shares; (2) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Code, to apply, is a banking institution as defined in Section 408(n) of the Code and (3) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150 million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor Trustee.

If the Trustee resigns or is removed, the Sponsor shall use its reasonable efforts to appoint a successor Trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the investors, an instrument in writing accepting its appointment under the Trust Agreement, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the registered owners of the Shares, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Trust Agreement, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the registered owners of all outstanding Shares. The Sponsor or any such successor Trustee shall promptly give notice of the appointment of such successor Trustee to the investors.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

THE CUSTODIAN

JPMorgan Chase Bank, N.A., London branch serves as the Custodian for the Trust’s gold bullion. The Custodian’s office is located at 25 Bank Street, Canary Wharf, London, EC14 5JP.

The Custodian’s Role

The Custodian is responsible for holding the Trust’s gold, as well as receiving and converting allocated and unallocated gold on behalf of the Trust. The Custodian shall store Physical Gold at its vault premises or at the vaults of a Sub-Custodian (such vaults to be within the United Kingdom unless agreed otherwise) and use, or procure any Sub-Custodian to use, commercially reasonable efforts promptly to transport any Physical Gold held for the Trustee to its London vault premises at the Custodian’s cost and risk, or substitute the Physical Gold in accordance with the Custody Agreement with Physical Gold at its London vault premise.

The Custodian must allocate, or cause to be allocated, all gold credited to the Unallocated Account to the Allocated Account such that no amount of gold held on an Unallocated Basis remains standing for the benefit of the Trust in the Unallocated Account at the Custodian’s close of business on each Business Day. The Custodian will use reasonable commercial efforts to minimize the amount of gold held for the Trust in the Unallocated Account at all times during each of the Custodian’s Business Day. In order to ensure that all gold deposited into the Trust is fully allocated into Physical Gold, the Trust may from time to time borrow no more than 430 Fine Ounces from the Custodian pursuant to the terms of the Custody Agreement.

The Custodian converts the Trust’s gold between allocated and unallocated gold when: (1) Authorized Participants engage in creation and redemption transactions with the Trust; (2) gold is sold to pay the Sponsor Fee or reimburse costs, expenses and other amounts to which the Sponsor is entitled to be reimbursed in accordance with the Trust Agreement; or (3) gold is sold to pay Trust expenses. The Custodian is responsible for allocating gold to the Allocated Account.

If for any reason Physical Gold credited to the Allocated Account does not comply with the Rules, the Custodian must as soon as practical replace such Physical Gold with Physical Gold which complies with the Rules. The Custodian must not start the foregoing replacement process on a particular Business Day unless it is reasonably sure that such replacement process can be started and completed in the same Business Day. The Custodian must notify the Trustee as soon as practicable on the Business Day (but no later than the end of business on such Business Day) when the Custodian effects such replacement and Physical Gold has been credited to the Allocated Account in accordance with the above instructions. The cost of any such replacement shall be borne by the Custodian.

The Custodian may employ Sub Custodians solely for the temporary custody and safekeeping of Physical Gold until transported to the Custodian’s vault premises as provided in the Custody Agreement. The Sub-Custodians the Custodian selects may themselves select sub-custodians to provide such temporary custody and safekeeping of Physical Gold, but such sub-custodians shall not by such selection or otherwise be, or be considered to be, a Sub-Custodian under the Custody Agreement. The Custodian will use reasonable care in selecting any Sub-Custodian. In selecting any Sub-Custodian with reasonable care, the Custodian is to determine if such Sub-Custodian can reasonably be expected to operate in a reasonable and prudent manner and in compliance with the Rules and all other relevant laws, rules and regulations applicable to its services as a sub-custodian of gold. The Custodian will notify each of the Trustee and the Sponsor if it selects any Sub-Custodian, or stops using any Sub-Custodian for such purpose. The receipt of notice by each of the Trustee and the Sponsor that the Custodian has selected a Sub-Custodian shall not be deemed to limit the Custodian’s responsibility in selecting such Sub-Custodian. Any Sub-Custodian shall be a LBMA member, except for Bank of England.

The Custodian will provide the Trustee with regular reports detailing the gold transfers in and out of the Unallocated Account and identifying the gold bars held in the Allocated Account.

For the Custodian’s services under the Custody Agreement, the Custodian and the Sponsor have entered into the Custodial Fee Letter, under which the Sponsor shall pay the Custodian’s fee for services under the Custody Agreement. The Custodian’s affiliates may from time to time act as Authorized Participants or purchase or sell gold or Shares for their own account, as an agent for their customers and for accounts over which they exercise investment discretion. Under the Custody Agreement, the Custodian maintains the Allocated Account and the Unallocated Account.

Under the Trust Agreement, the Sponsor is responsible for appointing accountants or other inspectors to monitor the accounts and operations of the Custodian and for enforcing the obligations of the Custodian as is necessary to protect the Trust and the rights and interests of the investors. Under the Custody Agreement, the Custodian has agreed, and will procure that any Sub-Custodian will agree, to allow the Sponsor and the Trustee and their identified representatives, independent public accountants, and bullion auditors access to its premises, upon reasonable notice during normal business hours to examine the gold held for the Trust and such records in accordance with the terms of the Custody Agreement. The Trustee has no obligation to monitor the activities of the Custodian or any Sub-Custodian other than to receive and review such reports of the gold held for the Trust by the Custodian and of transactions in gold held for the account of the Trust made by the Custodian pursuant to the Custody Agreement.

If upon resignation of any Custodian there would be no Custodian, the Trustee will, promptly after receiving notice of such resignation, appoint a substitute custodian or custodians selected by the Sponsor. When so directed by the Sponsor, and to the extent permitted by, and in the manner provided by, the relevant Custody Agreement, the Trustee will remove the Custodian and appoint a substitute custodian or appoint an additional custodian or custodians selected by the Sponsor. The Trustee will not enter into or amend any Custody Agreement with a Custodian without the written approval of the Sponsor. When instructed by the Sponsor, the Trustee will demand that a Custodian deliver such of the gold held by it as is requested of it to any other Custodian or such substitute or additional Custodian or Custodians directed by the Sponsor. In connection with such delivery the Trustee will, solely if and in the manner directed by the Sponsor, cause the Physical Gold to be weighed or assayed and any such weighing and assay shall be an expense of the Trust. The Trustee shall have no liability for any delivery of gold or weighing or assaying of delivered physical gold directed by the Sponsor, and in the absence of such direction shall have no obligation to effect such a delivery or to cause the delivered Physical Gold to be weighed, assayed or otherwise validated.

Description of the Custody Agreement

The Trustee and the Sponsor have entered into the Custody Agreement with the Custodian on the Trust’s behalf. The Custody Agreement establishes the Allocated Account and the Unallocated Account with the Custodian and defines the Custodian’s responsibilities to the Trust.

Allocated Account Reports

At the end of each Business Day, the Custodian will provide the Trustee with access to information (i) showing the increases and decreases to the Physical Gold standing to the Trustee’s credit in the Allocated Account and identifying separately each transaction and the Business Day on which it occurred and (ii) identifying each individual bar of Physical Gold held in the Allocated Account. On each Business Day, the Custodian will provide the Trustee access to information relating to (i) each separate transaction, if any, transferring gold to the Allocated Account from the Unallocated Account, (ii) the amount of gold, if any, transferred from the Allocated Account to the Unallocated Account and (iii) the closing balance of Physical Gold held in the Allocated Account for such Business Day. The Custodian will use commercially reasonable efforts to provide this information by 5:00 p.m. London time. In addition, the Custodian will provide the Trustee with such information about the increases and decreases to the gold standing to the Trustee’s credit in the Unallocated Account on a same-day basis at such other times and in such other form as the Trustee and the Custodian shall agree. For each calendar month, the Custodian will provide the Trustee within a reasonable time after the end of the month a statement of account for the Allocated Account which shall include the opening and closing monthly balance and all transfers to and from the Allocated Account, accompanied by one or more weight lists containing information sufficient to identify each bar of Physical Gold held in the Allocated Account as of the last Business Day of the calendar month and the party having physical possession thereof, including any Sub-Custodian or any sub-custodian of a Sub-Custodian. The Custodian also will provide the Trustee with additional weight lists in respect of the Physical Gold held in the Allocated Account from time to time upon the Trustee’s reasonable request. All such reports will be made available to the Trustee by means of the Custodian’s proprietary electronic system or authenticated SWIFT message, provided that, if the Custodian’s proprietary electronic system or SWIFT messaging system is unavailable for any reason, the Trustee and the Custodian will agree upon a temporary notification system for making such reports available to the Trustee.

Unallocated Account Reports

At the end of each Business Day, the Custodian will provide the Trustee with access to information showing the increases and decreases to the gold standing to the Trustee’s credit in the Unallocated Account, and identifying separately each transaction and the Business Day on which it occurred. On each Business Day, the Custodian will provide the Trustee access to information relating to (i) each separate transaction, if any, transferring gold to the Unallocated Account, including the amount of gold transferred to the Unallocated Account and the AP Account from which such gold is transferred; (ii) the amount of gold, if any, transferred from the Unallocated Account to the Allocated Account or to any AP Account; and (iii) the closing balance of gold credited to the Unallocated Account for such Business Day. The Custodian will use commercially reasonable efforts to provide this information by 5:00 p.m. London time. In addition, the Custodian will provide the Trustee such information about the increases and decreases to the gold standing to the Trustee’s credit in the Unallocated Account on a same-day basis at such other times and in such other form as the Trustee and the Custodian shall agree. For each calendar month, the Custodian will provide the Trustee within a reasonable time after the end of the month a statement of account for the Unallocated Account, which shall include the opening and closing monthly balance and all transfers to and from the Unallocated Account. All such reports will be made available to the Trustee by means of the Custodian’s proprietary electronic system or authenticated SWIFT message, provided that, if the Custodian’s proprietary electronic system or SWIFT messaging system is unavailable for any reason, the Trustee and the Custodian will agree upon a temporary notification system for making such reports available to the Trustee.

Transfers into the Unallocated Account

The Custodian will credit to the Unallocated Account the amount of gold it receives from an Authorized Participant’s account. Additionally, in the ordinary course, the only gold the Custodian will accept for credit to the Unallocated Account is gold that has transferred from an Authorized Participant’s account or the Allocated Account.

Transfers from the Unallocated Account

The Custodian will arrange for the transfer of gold from the Unallocated Account only in accordance with the Trustee’s instructions to the Custodian. A transfer of gold from the Unallocated Account may only be made (1) by transferring gold to an Authorized Participant’s account, (2) by transferring gold to the Allocated Account, (3) by transfer to an account maintained by the Custodian or a third party on an Unallocated Basis in connection with the sale of gold or other transfers permitted under the Trust Agreement or (4) by the collection of Physical Gold from the Custodian at its vault premises, or such other location as the Custodian may direct. Transfers made under clause (3) include transfers made in connection with a sale of gold to pay the Sponsor Fee or reimburse the Sponsor for cash payments owed by the Trust, but undertaken by the Sponsor or extraordinary expenses of the Trust not paid by the Sponsor or on the liquidation of the Trust. Any gold made available in physical form by the Custodian will be in a form that meets the London Good Delivery Standards.

The Custodian must allocate, or cause to be allocated, all gold credited to the Unallocated Account to the Allocated Account such that no amount of gold held on an Unallocated Basis remains standing for the benefit of the Trust in the Unallocated Account at the Custodian’s close of business on each Business Day. The Custodian will use reasonable commercial efforts to minimize the amount of gold held for the Trust in the Unallocated Account at all times during each of the Custodian’s Business Day. In order to ensure that all gold deposited into the Trust is fully allocated into Physical Gold, the Trust may from time to time borrow no more than 430 Fine Ounces from the Custodian pursuant to the terms of the Custody Agreement.

Right to Refuse Transfers

The Custodian may refuse to execute instructions to transfer gold to or from the Unallocated Account or the Allocated Account if, in the Custodian’s opinion, they are or may be, or require action which is or may be, contrary to the Rules or any applicable law or would constitute a violation of the Sanctions.

Allocated and Unallocated Account Credit and Debit Balances

No interest or other amount will be paid by the Custodian on any credit balance to the Unallocated Account or the Allocated Account. The Allocated Account may not at any time have a debit or negative balance. The Custodian will use commercially reasonable efforts to minimize the amount of gold held in the Unallocated Account; no more than 430 Fine Ounces (maximum weight to make one London Bar) is expected to be held in the Unallocated Account at the close of each business day. See “Business of the Trust—Trust Objective—Minimizing the Use of Unallocated Gold.”

Exclusion of Liability

The Custodian will use reasonable care in the performance of its duties under the Custody Agreement and will only be responsible for any loss or damage suffered by the Trustee in connection with the Custody Agreement as a direct result of any negligence, fraud or willful default on the Custodian’s part in the performance of its duties, and in which case its liability for shall not exceed the aggregate market value of the balances in the Allocated Account and the Unallocated Account at the time such negligence, fraud or willful default is discovered or notified to the Custodian.

Indemnity

The Trustee, solely out of and to the extent of the Trust’s assets, and the Sponsor will indemnify and keep indemnified the Custodian on demand against all costs and expenses, damages, liabilities and losses which the Custodian may suffer or incur, directly or indirectly in connection with the Custody Agreement, except to the extent that such sums are due to the Custodian’s negligence, willful default, fraud or material breach of the Custody Agreement. The Sponsor (and not the Trustee) will indemnify the Custodian for the amount of any taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto, that the Custodian is required under applicable laws (whether by assessment or otherwise) to pay in respect of the Allocated Account or the Unallocated Account or any deposits or withdrawals related thereto (including any payment of such taxes required by reason of an earlier failure to withhold).

Force Majeure

The Custodian will not be liable for any delay in performance, or for the non-performance of, any of its obligations under the Custody Agreement by reason of any cause beyond its reasonable control, including breakdowns or acts set forth in the Custody Agreement.

Termination

The Custodian, the Trustee or the Sponsor may terminate the Custody Agreement by giving not less than 120 Business Days written notice to the other parties to the Custody Agreement. The Custody Agreement will terminate automatically, without notice or further action by any party, upon a Bankruptcy or Insolvency Event. The Custodian will have the right to terminate the Custody Agreement upon written notice in the event that the Trustee or the Sponsor breaches its undertakings relating to the Sanctions under the Custody Agreement.

If the Trustee does not make arrangements acceptable to the Custodian for the transfer, repayment, or delivery, as the case may be, of the gold held in the Allocated Account and the Unallocated Account are not made, the Custodian will be entitled to continue to maintain the Unallocated Account and receive its fees as provided in the Custody Agreement. After six months from the termination date, the Custodian may sell the Trust’s gold at such time and on such markets as the Custodian considers appropriate and account to the Trustee for the proceeds, after deducting any amounts due to the Custodian under the Custody Agreement.

Governing Law

The Custody Agreement is governed by English law. Each of the Trustee, the Custodian and the Sponsor irrevocably submits to the non-exclusive jurisdiction of the English courts.

Inspection of Gold

Under the Custody Agreement, the Custodian will allow the Sponsor and the Trustee and their identified representatives, independent public accountants, and bullion auditors access to its premises, upon reasonable notice during normal business hours, to examine the Physical Gold held in the Allocated Account and such records as they may reasonably require to perform their respective duties with regard to the Trust and to investors in the Shares. The Trustee and Sponsor agree that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures and will be limited to no more than two times per calendar year. The two examinations during any fiscal year shall be at the Trust’s expense, which expense shall be paid by the Sponsor subject to the Fee Cap in accordance with the terms of the Trust Agreement.

FILINGS AND REPORTS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information, which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the Cboe BZX Exchange and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations. The Trust’s Annual Reports on Form 10-K may be accessed, when available, at www.sec.gov.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Trustee will assist and support the Sponsor in the preparation of such reports.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

LEGAL MATTERS

The validity of the Shares has been passed on for the Sponsor by Clifford Chance US LLP, New York, New York, which, as special federal income tax counsel to the Trust, has also rendered an opinion regarding the material federal income tax consequences relating to the Shares.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This Prospectus is a part of a registration statement on Form S-3 filed by the Sponsor with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. For further information about the Trust and about the securities offered hereby, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this Prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document as so filed.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC (Commission File Number 001-38620). These filings contain certain important information that does not appear in this Prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s Internet site (www.sec.gov), which also contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. All documents subsequently filed (but not those that are furnished) by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this Prospectus. The information we incorporate by reference is an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, along with the financial statements and related notes thereto, filed with the SEC on March 7, 2022;

•	our Current Report on Form 8-K filed with the SEC on January 20, 2022; and

•	the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on January 31, 2022 (containing a description of the Shares).

Upon written or oral request, the Sponsor will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning the Sponsor at: 200 West Street, New York, NY 10282, telephone: 212-902-1000. The Sponsor maintains a public website on behalf of the Trust, containing information about the Trust and the Shares, at www.gsamfunds.com. You may access the Trust’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and periodic amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the Trust’s website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, the Trust’s website is not incorporated by reference in, and is not part of, this Prospectus. We have not authorized anyone to provide you with any information that differs from that contained in this Prospectus. Accordingly, you should not rely on any information that is not contained in this Prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this Prospectus.

GLOSSARY

In this Prospectus, each of the following terms has its respective meaning set forth below:

“Allocated Account”—The account designated as the Goldman Sachs Physical Gold ETF Allocated Gold Account (No. 48041), as maintained for the Trust by the Custodian on an allocated basis pursuant to the Allocated Account Agreement for the purpose of holding gold on behalf of the Trust.

“Allocated Account Agreement”—The Allocated Gold Account Agreement dated December 11, 2020, by and among the Custodian, the Sponsor and the Trustee, as it may be further amended or supplemented from time to time, pursuant to which the Allocated Account is established and operated.

“AP Account”—A loco London account maintained on an Unallocated Basis by the Custodian or another LPMCL clearing bank for the Authorized Participant, as specified in the applicable instructions given under the Custody Agreement.

“Authorized Participant”—A person that, at the time of submitting a Purchase Order or Redemption Order, (i) is a registered broker- dealer or other securities market participant, such as a bank or other financial institution, which, but for an exclusion from registration as a broker-dealer under the Exchange Act, would be required to register as a broker-dealer to engage in securities transactions, (ii) is a DTC Participant, (iii) is approved by the Sponsor (in its absolute discretion) and has in effect a valid Authorized Participant Agreement with the Sponsor and the Trustee, and (iv) has established an AP Account.

“Authorized Participant Agreement”—A written agreement among the Trustee, the Sponsor and an Authorized Participant in relation to the Shares and, if such agreement is subject to conditions precedent, provided that such conditions have been satisfied.

“Bankruptcy or Insolvency Event” means of any of the following: (i) the admission by the Custodian, Trustee or Sponsor of its inability to pay its debts when and as they become due; (ii) the execution by the Custodian, Trustee or Sponsor of a general assignment for the benefit of creditors; (iii) the filing by or against the Custodian, Trustee or Sponsor of a petition in bankruptcy or any petition for relief under any bankruptcy, insolvency, or debtor’s relief law, or the continuation of such petition without dismissal for a period of sixty (60) days or more, or, in the case of any involuntary filing of a petition against the Custodian, Trustee or Sponsor; (iv) the appointment of a receiver or trustee to take possession of the property or assets of the Custodian, Trustee or Sponsor; or (v) any action to liquidate, dissolve, transfer, or wind up the business of the Custodian, Trustee or Sponsor, in furtherance of the foregoing.

“Basket”—At least 25,000 Shares, except that the Sponsor, upon prior written notice to the Trustee, may from time to time increase or decrease the number of Shares comprising a Basket.

“Basket Gold Amount”—The amount of gold that must be deposited for issuance of one Basket or that is deliverable on surrender of one Basket.

“BNYM”—The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, or its successor, which serves as the Trustee of the Trust.

“Book Entry System”—The commercial book-entry system operated by the Federal Reserve Bank.

“Business Day” or “business day”—Any day other than a day: (1) when the Exchange or other securities market is closed for regular trading; or (2), if the order or other transaction requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom or in some other jurisdiction on a particular day, (A) when banks are authorized to close in the United Kingdom or in such other jurisdiction or when the

London gold market is closed or (B) when banks in the United Kingdom or in such other jurisdiction are, or the London gold market is, not open for a full business day and the relevant action requires the execution or completion of procedures which cannot be executed or completed by the close of the business day.

“Cboe BZX Exchange”—Cboe BZX Exchange, Inc.

“Certificate”—A certificate that is executed and delivered by the Trustee under the Trust Agreement evidencing the Shares.

“CFTC”—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“Clearing Agency”—Any clearing agency or similar system other than the Book Entry System or DTC.

“Code”—The Internal Revenue Code of 1986, as amended.

“COMEX”—New York Commodities Exchange (an affiliate of the Chicago Mercantile Exchange, Inc.).

“Commodity Exchange Act”—The Commodity Exchange Act of 1936, as amended.

“Custodian”—JPMorgan Chase Bank, N.A., London branch as custodian and any substitute or additional custodian of the Trust’s assets appointed by the Trustee at the direction of the Sponsor and, where the context permits, any Sub-Custodians employed by the Custodian or any such substitute or additional custodian.

“Custody Agreement”—Each of the Unallocated Account Agreement and the Allocated Account Agreement or any custodian or custody agreement entered into pursuant to the Trust Agreement with a substitute or additional custodian.

“Depository”—DTC and any other successor depository of the Shares selected by the Sponsor, as provided therein.

“DTC”—The Depository Trust Company, its nominees and their respective successors.

“DTC Participant”—A person that, pursuant to DTC’s governing documents, is entitled to deposit securities with DTC in its capacity as a “participant.”

“ERISA”—The Employee Retirement Income Security Act of 1974, as amended.

“Exchange”—Cboe BZX Exchange, the exchange on which the Shares are principally traded, or such other exchange or securities market as may be specified from time to time by the Sponsor.

“Exchange Act”—The Securities Exchange Act of 1934, as amended.

“Fee Cap”—A maximum amount equal to the greater of $500,000 per annum and the amount that is equal to 0.15% total value of the gold held by the Trust, as determined by the Trustee on each business day, plus the value of all other assets of the Trust (other than any amount credited to the Trust’s reserve account), including cash, if any.

“Fine Ounce”—An Ounce of 100% pure gold, Fine Ounces being determined, as to Physical Gold, by multiplying the gross weight in Ounces by the fineness, expressed as a fraction of the fine metal content in parts per 1000 in accordance with London Good Delivery Standards and, as to gold held on an Unallocated Basis, by the number of Fine Ounces credited to the applicable unallocated account from time to time (such account being denominated in Fine Ounces).

“FINRA”—The Financial Industry Regulatory Authority, Inc..

“GAAP”—Accounting principles generally accepted in the United States of America.

“IBA”—ICE Benchmark Administration.

“Indirect Participant”—A person that, by clearing securities through, or maintaining a custodial relationship with, a DTC Participant, either directly or indirectly, has access to the DTC clearing system.

“Internal Control Over Financial Reporting”—A reporting requirement described in Rules 13a-15(f) and 15(d)-15(f) under the Exchange Act and focused on the establishment and adequacy of internal controls at companies subject to the reporting requirements of the Exchange Act.

“IRA”—Individual Retirement Account.

“IRS”—The Internal Revenue Service.

“LBMA”—The London Bullion Market Association or its successors.

“LBMA Good Delivery List”—The list of refiners whose bars have been accredited by the LBMA as meeting the standards for trading on the global OTC market;

“LBMA Gold Price AM” means the price of an Ounce of gold as determined by IBA, the third party administrator of the London gold price selected by the LBMA, or any successor administrator of the London gold price, at or about 10:30 a.m. London, England time.

“LBMA Gold Price PM” means the price of an Ounce of gold as determined by IBA, the third party administrator of the London gold price selected by the LBMA, or any successor administrator of the London gold price, at or about 3:00 p.m. London, England time.

“loco London” means in respect of an account holding gold, the custody, trading and clearing of such gold in London, United Kingdom.

“London Bar”—A gold bar meeting the London Good Delivery Standards.

“London Good Delivery Standards”—The specifications for “good delivery” gold bars, including the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars, set forth in the good delivery rules promulgated by the LBMA from time to time.

“LPMCL”—London Precious Metals Clearing Limited or its successors.

“Marketing Agreement”—The Marketing Agent Services Agreement between the Sponsor and ALPS Distributors, Inc., as amended from time to time.

“Net Asset Value”—The net asset value of the Trust or a Share of the Trust.

“Non-U.S. Investor”—An investor that is not a U.S. Investor.

“NYSE Arca”—The NYSE Arca Marketplace operated by NYSE Arca Equities, Inc.

“Order Cutoff Time”—With respect to any Business Day, (i) 3:59:59 p.m. (New York City time) on such Business Day or (ii) another time agreed to by the Sponsor and the Trustee and as to which the Sponsor has notified registered owners of the Shares and all existing Authorized Participants.

“Ounce”—A one troy ounce, equal to 31.103 grams.

“Physical Gold”—Gold bullion that meets the London Good Delivery Standards.

“Plans”—Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or section 4975 of the Code.

“Purchase Order”—The order that an Authorized Participant must place with the Trustee pursuant to the Trust Agreement in order to acquire one or more Baskets from the Trust.

“Rules” means the rules, regulations, practices and customs of the LBMA, LPMCL, the Financial Conduct Authority, the Prudential Regulation Authority, the Bank of England and such other regulatory authority or other body, applicable to the parties to the Custody Agreement and/or to the activities contemplated by the Custody Agreement or the activities of a Sub-Custodian.

“Sanctioning Body”—Any of the following: (i) the United Nations Security Council; (ii) the European Union; (iii) Her Majesty’s Treasury and the Office of Financial Sanctions Implementation of the United Kingdom; and (iv) The Office of Foreign Assets Control of the Department of Treasury of the United States of America.

“Sanctions”—Economic or financial sanctions, boycotts, trade embargoes and restrictions relating to terrorism imposed, administered or enforced by a Sanctioning Body from time to time.

“Securities Act”—The Securities Act of 1933, as amended.

“Shares”—Units of beneficial interest in the Trust created under the Trust Agreement, having no par value and representing a fractional undivided beneficial interest in the net assets of the Trust which undivided interest shall equal a fraction, the numerator of which is one and the denominator of which is the total number of Shares outstanding. The name of the Shares is “Goldman Sachs Physical Gold ETF Shares.”

“Sponsor”—Goldman Sachs Asset Management, L.P., its successors and assigns and any successor Sponsor appointed pursuant to the Trust Agreement.

“Sponsor Fee”—The fee that the Sponsor is entitled to receive from the Trust, chargeable as an expense of the Trust, for its services as sponsor of the Trust at an annualized rate of 0.18% of the Trust’s Net Asset Value, accrued on a daily basis computed on the prior Business Day’s Net Asset Value and paid monthly in arrears in the manner provided in the Trust Agreement.

“Sponsor Fee Rebate Agreement”—The agreement pursuant to which the Sponsor agrees to rebate a portion of the Sponsor Fee to investors who acquire newly-issued Shares from an Authorized Participant.

“Sub-Custodian”—A LBMA-member gold clearing bank engaged by the Custodian in accordance with the Custody Agreement as a sub-custodian of gold held for the Trust by the Custodian.

“surrender”—When used with respect to the Shares, one or more book-entry transfers of the Shares to the Trustee’s account with the Depository or surrender to the Trustee at its Corporate Trust Office of one or more Certificates evidencing the Shares. A “surrendering” Authorized Participant and “surrendered” Shares, Baskets or Certificates mean, respectively, an Authorized Participant, and Shares, Baskets or Certificates, involved in a surrender.

“Trust”—Goldman Sachs Physical Gold ETF, a New York trust formed pursuant to the Trust Agreement.

“Trust Agreement”—The First Amended and Restated Depository Trust Agreement between the Sponsor and the Trustee which sets forth the rights and duties of the Sponsor, the Trustee and the Custodian, as amended from time to time.

“Trust Property”—The gold owned by the Trust that the Custodian credits to the Allocated Account and the Unallocated Account in accordance with the Custody Agreement, any cash and all other property held by the Custodian for the account of the Trust, and any cash or other property that is received by the Trustee in respect thereof or that is otherwise being held by or for the Trust under the Trust Agreement.

“Trustee”—The Bank of New York Mellon (“BNYM”), a banking corporation organized under the laws of the State of New York with trust powers, or its successor.

“Unallocated Account”—The account designated as the Goldman Sachs Physical Gold ETF Unallocated Gold Account (No. 48040) as maintained for the Trust by the Custodian on an Unallocated Basis pursuant to the Unallocated Account Agreement for the purpose of holding gold on behalf of the Trust.

“Unallocated Account Agreement”—The Unallocated Gold Account Agreement dated December 11, 2020, by and among the Custodian, the Sponsor and the Trustee, as it may be further amended or supplemented from time to time, pursuant to which the Unallocated Account is established and operated.

“Unallocated Basis”—With respect to the Unallocated Account maintained with the Custodian, that the person in whose name the account is held is entitled to delivery in accordance with the relevant Rules of an amount of gold equal to the amount of gold standing to the credit of such person’s account but is not entitled to specific gold.

“U.S. Investor”—An investor who or that is (1) an individual who is treated as a citizen or resident of the United States for federal tax purposes; (2) a corporation or partnership (or other entity treated as such for those purposes) that is created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia; (3) an estate other than an estate the income of which, from non-U.S. sources that is not effectively connected with the conduct of a trade or business within the United States, is not includible in gross income; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in clauses (1), (2), or (3) have the authority to control all substantial decisions of the trust; or (5) an eligible trust that has made a valid election under applicable Treasury regulations to continue to be treated as a domestic trust.

“1940 Act”—The Investment Company Act of 1940, as amended.

GOLDMAN SACHS PHYSICAL GOLD ETF

PROSPECTUS

                     , 2022

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor.

Item 15.	Indemnification of Directors and Officers.

Section 5.6(b) of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, agents and affiliates (as such term is defined under the Securities Act) (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement, or any such other agreement, or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement, or any such other agreement. The Sponsor and its members, managers, directors, officers, employees, agents and affiliates shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with any services the Custodian may, directly or indirectly, separately offer or provide to any beneficial owner. Such indemnities shall also include payment from the Trust of the reasonable costs and expenses incurred by such Sponsor Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor, provided that such Sponsor Indemnified Party shall repay to the Trust the amount of any such reasonable costs and expenses paid by the Trust to the extent it may be ultimately determined that such Sponsor Indemnified Party was not entitled to be indemnified under the Trust Agreement because clause (i) or clause (ii) of this paragraph applied.

Item 16.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	First Amended and Restated Depository Trust Agreement (incorporated by reference from Exhibit 4.1 to the Form 8-K filed on December 14, 2020)

4.2	Form of Authorized Participant Agreement (incorporated by reference from Exhibit 4.2 to the Form S-1 filed on April 20, 2018)

4.3	Form Amendment to the Form Authorized Participant Agreement (incorporated by reference from Exhibit 4.2 to the Form 8-K filed on December 14, 2020)

4.4	Form of Certificate of Shares of the Trust (included as Exhibit A to the Depository Trust Agreement)

5.1	Opinion of Clifford Chance US LLP as to legality*

8.1	Opinion of Clifford Chance US LLP as to tax matters*

10.1	Allocated Gold Account Agreement (incorporated by reference from Exhibit 10.1 to the Form 8-K filed on December 14, 2020)

Exhibit No.	Exhibit Description

10.2	Unallocated Gold Account Agreement (incorporated by reference from Exhibit 10.2 to the Form 8-K filed on December 14, 2020)

23.1	Consent of PricewaterhouseCoopers LLP for Goldman Sachs Physical Gold ETF*

23.2	Consent of Clifford Chance US LLP (included as part of Exhibit 5.1)*

23.3	Consent of Clifford Chance US LLP (included as part of Exhibit 8.1)*

24.1	Power of Attorney (included in the signature page)

99.1	Marketing Agent Services Agreement (incorporated by reference from Exhibit 99.2 to the Form 8-K filed on December 14, 2020)

99.2	License Agreement (incorporated by reference from Exhibit 99.3 to the Form 8-K filed on December 14, 2020)

99.3	Amendment to License Agreement (incorporated by reference from Exhibit 99.4 to the Form 8-K filed on December 14, 2020)

107	Filing Fees Table*

*	Filed herewith.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.4249b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C), each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424);

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of March, 2022.

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

Sponsor of Goldman Sachs Physical Gold ETF

By:	/s/ Michael Crinieri
Michael Crinieri Global Head of Exchange Traded Funds (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes Michael Crinieri and Joseph DiMaria, and each of them singly, his or her true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462 (b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature		Capacity	Date
By:	/s/ Michael Crinieri	Global Head of Exchange Traded Funds	March 10, 2022
	Michael Crinieri	(Principal Executive Officer)

Signature		Capacity	Date
By:	/s/ Joseph DiMaria	Managing Director	March 10, 2022
	Joseph DiMaria	(Principal Financial and Accounting Officer)

*	The Registrant is a trust and the persons are signing in their capacities as officers of Goldman Sachs Asset Management, L.P., the Sponsor of the Registrant.